Filed Pursuant to Rule 424(b)(3)
Registration Statement File No. 333-264799

PRICING SUPPLEMENT

(to Prospectus Supplement and Prospectus each dated May 9, 2022)

SPIRE INC.

1,744,549 Shares

Common Stock

The information in this pricing supplement relates to the offering of common stock of Spire Inc. (the “Company”) by the forward seller and should be read together with the accompanying prospectus supplement (the “Prospectus Supplement”) and prospectus, each dated May 9, 2022, relating to the Company’s offering for sale from time to time of shares of its common stock, including the documents incorporated by reference therein, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”) (Registration Statement File No. 333-264799). The information in this pricing supplement supersedes the information in the Prospectus Supplement and prospectus to the extent inconsistent with the information in the Prospectus Supplement and prospectus. Terms used but not defined herein have the meanings ascribed to them in the Prospectus Supplement.

Investing in our common stock involves a number of risks. See the risks described in “Risk Factors” starting on page S-5 of the Prospectus Supplement and in our Annual Report on Form 10-K for the year ended September 30, 2022 filed with the Securities and Exchange Commission (the “SEC”).

Company:	Spire Inc., a Missouri corporation

Company stock ticker:	New York Stock Exchange “SR”

Underwriter:	Morgan Stanley & Co. LLC

The offering:

The forward seller referred to below is offering 1,744,549 shares of the Company’s common stock, par value $1.00 per share (“common stock”), in this offering. The Company has entered into a forward sale transaction under a forward sale confirmation with Morgan Stanley & Co. LLC, whom we refer to as the “forward purchaser,” in respect of 1,744,549 shares of common stock. In connection with the forward sale transaction between the Company and the forward purchaser, the forward purchaser or its affiliate, whom we refer to as the “forward seller,” is, at the Company’s request, borrowing from third parties and selling to the underwriter an aggregate of 1,744,549 shares of common stock that will be delivered in this offering. The initial forward price under the forward sale transaction is $63.60 per share, which is the price at which the underwriter has agreed to buy the shares of common stock offered hereby.

The Company has granted the underwriter an option to purchase up to an additional 261,682 shares of common stock, exercisable within 30 days from the date of the terms agreement described herein. If such option is exercised, the Company will use commercially reasonable best efforts to enter into an additional forward sale transaction under an additional forward sale confirmation with the forward purchaser in respect of the number of shares of common stock sold to the underwriter that are subject to the exercise of such option. If such option is exercised and the Company does not enter into an additional forward sale transaction for the full number of shares subject to such option, the Company has agreed to issue and sell directly to the underwriter the number of shares of common stock that are subject to the exercise of such option and are not covered by an additional forward sale transaction. Unless the context requires otherwise, the term “forward sale transaction” as used in this pricing supplement includes any additional forward sale transaction that the Company enters into in connection with the exercise by the underwriter of its option to purchase additional shares.

This offering is conducted in connection with the Company’s existing “at-the-market” offering program. Following this offering, the Company will have no remaining available capacity under its at-the-market offering program.

At-the-market offering program:	Our existing “at-the-market” offering program was registered under the Securities Act pursuant to a registration statement on Form S-3ASR (File No. 333-264799) filed with the SEC on May 9, 2022. The terms of our existing “at-the-market” offering program are described in the Prospectus Supplement and prospectus.

Common stock offered by the forward seller:[1]	1,744,549 shares (or 2,006,231 shares if the underwriter’s option to purchase additional shares is exercised in full)

Public offering price per share:[2]	$64.20

Shares of common stock to be outstanding immediately after this offering:	52,597,027[3]

Shares of common stock to be outstanding after the settlement of the forward sale transaction assuming full physical settlement:	54,341,576 shares (or 54,603,258 shares if the underwriter’s option to purchase additional shares is exercised in full)[4]

[1]

If the forward seller is unable to borrow and deliver for sale on the initial closing date or any option closing date the number of shares of common stock to which the terms agreement described under “Underwriting” herein relates, or if the forward seller determines, in its commercially reasonable judgment, that it is either impracticable to do so or that it is unable to borrow, at a cost not greater than a specified amount per share, and deliver for sale on the anticipated closing date the number of shares of common stock to which the terms agreement relates, or if the forward seller elects not to borrow shares because certain conditions are not satisfied, the Company will issue and sell directly to the underwriter a number of shares of common stock equal to the number of shares deliverable by the forward seller under the terms agreement that the forward seller does not borrow and deliver, and under such circumstances the number of shares of common stock underlying the applicable forward sale transaction will be decreased by the number of shares of common stock that the Company issues and sells to the underwriter.

[2]	See “Underwriting” in this pricing supplement.
[3]

The number of shares of common stock to be outstanding immediately after this offering is based on 52,597,027 shares of common stock outstanding as of April 30, 2023, and assumes that the Company will not be required to issue and sell shares of common stock that are the subject of this offering in lieu of the forward seller borrowing and delivering such shares to the underwriter as described elsewhere in this pricing supplement.

[4]	The number of shares of common stock to be outstanding after the physical settlement of the forward agreements is based on 52,597,027 shares of common stock outstanding as of April 30, 2023.

Use of proceeds:

The Company will not initially receive any proceeds from the sale of shares of common stock by the forward seller or its affiliate, unless an event occurs that requires the Company to sell common stock to the underwriter, in which case the Company intends to use all net proceeds that it receives from such sale for the same purposes described below.

At an initial forward price of $63.60 per share, the Company expects to receive net proceeds of approximately $110.5 million (or $127.1 million if the underwriter’s option to purchase additional shares is exercised in full), in each case after deducting fees and estimated expenses related to the forward sale transaction and this offering, subject to certain adjustments pursuant to the forward sale transactions as described in the Prospectus Supplement and this pricing supplement, only upon full physical settlement of the forward sale transactions, which settlement must occur no later than December 28, 2023.

The Company intends to use the net proceeds received upon physical settlement of the forward sale transaction (and from the sale of any shares of common stock sold by us to the underwriter in connection with this offering) for general corporate purposes, including to fund the acquisition of MoGas Pipeline Company LLC and related businesses.

Initial Closing Date:	June 16, 2023

Morgan Stanley

The date of this pricing supplement is June 13, 2023.

Pricing Supplement

Prospectus Supplement

Prospectus

UNDERWRITING

Terms Agreement

We have entered into a terms agreement with Morgan Stanley & Co. LLC, as underwriter, forward purchaser and forward seller, with respect to this offering. Subject to certain conditions therein, the underwriter has agreed to purchase, and we and the forward seller, as applicable, have agreed to sell, 1,744,549 shares of our common stock.

Subject to the terms and conditions set forth in the terms agreement, the underwriter has agreed to purchase all of the shares sold under the terms agreement if any of these shares are purchased.

We have agreed to indemnify the underwriter, the forward purchaser, the forward seller and certain of their affiliates against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriter, the forward purchaser, the forward seller and such affiliates, as applicable, may be required to make because of any of those liabilities.

The underwriter is offering the shares of common stock subject to its acceptance of the shares of common stock from the forward purchaser, or its affiliate, and subject to prior sale. The terms agreement provides that the obligation of the underwriter to pay for and accept delivery of the shares included in this offering is subject to approval of certain legal matters by counsel and to certain other conditions. The underwriter is obligated to take and pay for all the shares of common stock offered by this pricing supplement if any such shares are taken, other than those covered by the option described below.

The shares of common stock sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this pricing supplement. After the initial offering of the shares of common stock, the underwriter may change the public offering price and the other selling terms. The offering of the shares of common stock by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

Commissions and Discounts

The following table shows the underwriting discounts and commissions that we are to pay in connection with this offering.

	Paid by Us
	No Exercise	Full Exercise
Per Share	$0.60	$0.60
Total	$1,046,729.40	$1,203,738.60

The underwriting discounts and commissions will be paid by us in the form of a reduced initial forward sale price under the forward sale transaction. This information assumes (a) either no exercise or full exercise of the underwriter’s option to purchase additional shares and (b) that the forward sale transactions are fully physically settled based upon the initial forward sale price of $63.60 per share. If we physically settle the forward sale transactions based upon the initial forward sale price, we expect to receive net proceeds of approximately $110.5 million (or $127.1 million if the underwriter’s option to purchase additional shares is exercised in full and assuming we enter into additional forward sale transactions) (after deducting fees and estimated expenses related to the forward sale transactions and this offering) subject to certain adjustments as described in this pricing supplement and the Prospectus Supplement, upon settlement of the forward sale transactions, which settlement must occur no later than December 28, 2023.

We estimate that our portion of the total expenses related to the forward sale transactions and this offering will be approximately $450,000.

Forward Agreements

We have entered into a forward sale transaction under a forward sale confirmation with Morgan Stanley & Co. LLC, whom we refer to in this capacity as the forward purchaser, relating to 1,744,549 shares of our common stock. In connection with the execution of the forward sale transaction, the forward seller is borrowing from third parties and selling to the underwriter in this offering up to 1,744,549 shares of our common stock.

If the forward seller is unable to borrow and deliver for sale on the initial closing date the number of shares of common stock to which the terms agreement relates, or if the forward seller determines, in its commercially reasonable judgment, that it is either impracticable to do so or that it is unable to borrow, at a cost not greater than a specified amount per share, and deliver for sale on the anticipated closing date the number of shares of common stock to which the terms agreement relates, or if the forward seller elects not to borrow shares because certain conditions are not satisfied, we will issue and sell directly to the underwriter a number of shares of common stock equal to the number of shares deliverable by the forward seller under the terms agreement that the forward seller does not borrow and deliver, and under such circumstances the number of shares of common stock underlying the forward sale transaction will be decreased by the number of shares of common stock that we issue and sell to the underwriter.

We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreement, from the forward purchaser upon physical settlement of the forward sale agreement. We will only receive such proceeds if we elect to physically settle the forward sale agreement.

The forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion, but which must occur on or prior to December 28, 2023. On a settlement date or dates, if we decide to physically settle the forward sale agreement, we will issue shares of our common stock to the forward purchaser or its affiliate at the then-applicable forward sale price. The forward sale price will initially be $63.60 per share, which is the price at which the underwriter has agreed to buy the shares of common stock offered hereby. The forward sale agreement provides that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreement by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreement. The forward sale price will also be subject to decrease if the cost to the forward seller of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.

For additional information on the forward sale transactions, see “Plan of Distribution (Conflicts of Interest)” in the Prospectus Supplement.

Option to Purchase Additional Shares

The underwriter has been granted an option, exercisable from time to time for 30 days from the date of the terms agreement, to purchase up to 261,682 additional shares at the initial purchase price less an amount per share equal to any dividends or distributions declared by us and payable per share on the initial shares but not on the option shares. If the underwriter exercises this option, the underwriter will be obligated, subject to the conditions contained in the terms agreement, to purchase a number of additional shares set forth in the notice delivered from the underwriter to us and the forward seller. Upon any exercise of such option, we will use commercially reasonable best efforts to enter into an additional forward sale transaction under an additional forward sale confirmation with the forward purchaser in respect of the number of shares that are subject to the exercise of such option.

If such option is exercised and we do not enter into an additional forward sale transaction for the full number of shares subject to such exercise, we will issue and sell directly to the underwriter the number of shares of common stock that are subject to the exercise of such option and are not covered by an additional forward sale transaction. In the event that we enter into an additional forward sale transaction, if the forward seller is unable to borrow and deliver for sale on the option closing date the number of shares of common stock to which such additional forward sale transaction relates, or if the forward seller determines, in its commercially reasonable judgment, that it is either impracticable to do so or that it is unable to borrow, at a cost not greater than a specified amount per share, and deliver for sale on the anticipated closing date the number of shares of common stock to which such additional forward sale transaction relates, or if the forward seller elects not to borrow shares because certain conditions are not satisfied, we will issue and sell directly to the underwriter a number of shares of common stock equal to the number of shares deliverable by the forward seller with respect to such option exercise that the forward seller does not borrow and deliver, and under such circumstances the number of shares of common stock underlying the applicable additional forward sale transaction will be decreased by the number of shares of common stock that we issue and sell to the underwriter.

Any additional forward sale transactions that we enter into in the event the underwriter exercises its option to purchase additional shares of our common stock will be on substantially the same terms as the initial forward sale transaction described above, except that it will cover only the number of shares of common stock that are subject to such option exercise and the initial forward sale price under the additional forward sale transactions will be the option purchase price as described above.

Lock-up Agreements

We and our directors and executive officers have entered into lock-up agreements with Morgan Stanley & Co. LLC prior to the commencement of this offering pursuant to which we and each of these persons will not, with certain limited exceptions, for a period of 60 days after the date of the terms agreement, in our case, and 45 days after the date of the terms agreement, in the case of our directors and executive officers, without the prior written consent of the Morgan Stanley & Co. LLC, (a) issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, (b) in our case, file any registration statement with the SEC relating to this offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (c) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock, whether any such transaction described in clause (a) or (c) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. In addition, without the prior written consent of Morgan Stanley & Co. LLC, our directors and executive officers may not, during the period ending 45 days after the date of the terms agreement, make any demand for or exercise any right with respect to, the registration of any shares of common stock or any security convertible into or exercisable or exchangeable for common stock.

EXPERTS

The consolidated financial statements of the Company and its subsidiaries, incorporated by reference in the Prospectus Supplement and prospectus by reference to the Company’s Current Report on Form 8-K filed on June 6, 2023, and the effectiveness of the Company’s and its subsidiaries’ internal control over financial reporting, incorporated by reference in the Prospectus Supplement and prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended September 30, 2022, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of the Company’s common stock offered hereby will be passed upon for the Company by Mark C. Darrell, who serves as the Company’s Senior Vice President, Chief Legal and Compliance Officer. Certain additional legal matters in connection with this offering will be passed upon for the Company by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York. Mr. Darrell is a salaried employee and earns stock-based compensation on the Company’s common stock. As of March 31, 2023, Mr. Darrell beneficially owned 54,751 shares of common stock. as well as an additional 17,616 shares of phantom stock. Pursuant to various stock and employee benefit plans, Mr. Darrell is eligible to purchase and receive shares of common stock and to receive options to purchase shares of common stock and may elect to defer awards of restricted stock into his deferred income plan in the form of phantom stock. Certain legal matters in connection with this offering will be passed upon for the underwriter by Bracewell LLP, New York, New York.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-264799

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 9, 2022)

Spire Inc.

Common Stock

Having an Aggregate Offering Price of Up to

$200,000,000

Spire Inc. is offering for sale from time to time shares of its common stock, par value $1.00 per share, as described in the accompanying prospectus under “Description of Capital Stock—Description of Common Stock,” having an aggregate offering price of up to $200,000,000 through RBC Capital Markets, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and TD Securities (USA) LLC, as our sales agents (the “sales agents”). These sales, if any, will be made pursuant to the terms of the equity distribution agreement, as modified pursuant to related letter agreements, between the Company and each of the sales agents and the forward purchasers (as defined below) (as so modified, the “Equity Distribution Agreement”) or as otherwise agreed with the sales agents.

The Equity Distribution Agreement provides that, in addition to the issuance and sale of our common stock by us through the applicable sales agent, we also may enter into forward sale transactions under separate forward sales confirmations and related pricing supplements between us and such sales agent acting as agent for the forward purchaser affiliated therewith. These forward purchasers will be Royal Bank of Canada, Bank of America, N.A., Morgan Stanley & Co. LLC and The Toronto-Dominion Bank (the “forward purchasers”). In connection with each forward sale transaction, the applicable forward purchaser will, at our request, attempt to borrow from third parties and, through the applicable sales agent, sell a number of shares of our common stock equal to the number of shares of our common stock that underlies the forward sale transaction to hedge the forward sale transaction. We refer to each of the sales agents, when acting as the agent for a forward purchaser, as a forward seller.

Under the terms of the Equity Distribution Agreement, we also may sell our common stock to any of the sales agents as principal for its own account at a price agreed upon by such sales agent and us in a separate terms agreement. If we sell our common stock to any sales agent as principal, we will enter into a separate terms agreement with such sales agent, and we will describe that agreement in a separate prospectus supplement or pricing supplement. Furthermore, sales of our common stock, if any, may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the New York Stock Exchange (the “NYSE”), or another market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, at market prices prevailing at the time of sale or at negotiated prices, or as otherwise agreed with the applicable sales agent.

Shares of our common stock trade on the NYSE under the symbol “SR.” The sales agents are not required to sell any specific number or dollar amount of our common stock but will use their reasonable efforts, as our agents and consistent with their normal trading and sales practices and applicable law and regulations, subject to the terms of the Equity Distribution Agreement, to offer and sell our common stock offered, as instructed by us.

We will pay the sales agents a commission of up to 2.0% of the gross sales price per share of our common stock sold through them as our agent under the Equity Distribution Agreement. In connection with the sale of our common stock, the sales agents, forward purchasers or forward sellers may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the forward seller in the form of a reduced initial forward sale price under a forward sale transaction with the related forward purchaser or compensation paid to the sales agents in accordance with the Equity Distribution Agreement may be deemed to be underwriting commissions or discounts. In connection with each forward sale transaction, the applicable forward seller will receive, reflected in a reduced initial forward sale price payable by the applicable forward purchaser under its forward sale transaction, a commission of up to 2.0% of the per-share volume weighted average of the sales price of all borrowed shares of our common stock sold during the applicable period by it as a forward seller (which sales price will be adjusted for daily accruals based on a floating interest rate and specified amounts related to expected dividends on shares of our common stock if an “ex-dividend” date occurs during such forward hedge selling period).

Investing in our common stock involves risks. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

RBC Capital Markets	BofA Merrill Lynch
Morgan Stanley	TD Securities

The date of this prospectus supplement is May 9, 2022.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the sales agents have authorized anyone to provide you with different or additional information. We are not, and the sales agents are not, making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate as of any date other than the date on the front of this prospectus supplement, the date of the accompanying prospectus or the date of such free writing prospectus, as applicable.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about the shares of our common stock that we are selling in this offering and about this offering itself. The second part is the accompanying prospectus, which provides more general information, some of which does not apply to this offering. If the description of this offering varies between this prospectus supplement and the accompanying prospectus or any related free writing prospectus, you should rely on the information contained in this prospectus supplement or such free writing prospectus.

Both this prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our common stock and other information you should know before investing in our common stock. Before purchasing any shares of our common stock, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading “Where You Can Find More Information.”

The terms “we,” “our,” “us,” the “Company” and “Spire” refer to Spire Inc. and its subsidiaries unless the context suggests otherwise. The term “you” refers to a prospective investor.

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus supplement and the accompanying prospectus and the information incorporated herein, excluding historical information, include forward-looking statements. Certain words, such as “may,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek,” “target” and similar words and expressions identify forward-looking statements that involve uncertainties and risks. Future developments may not be in accordance with our current expectations or beliefs and the effect of future developments may not be those anticipated. Among the factors that may cause results or outcomes to differ materially from those contemplated in any forward-looking statement are:

•	Weather conditions and catastrophic events, particularly severe weather in U.S. natural gas producing areas;

•	Impacts related to the COVID-19 pandemic and uncertainties as to their continuing duration and severity;

•

Volatility in gas prices, particularly sudden and sustained changes in natural gas prices, including the related impact on margin deposits associated with the use of natural gas derivative instruments, and the impact on our competitive position in relation to suppliers of alternative heating sources, such as electricity;

•

Changes in gas supply and pipeline availability, including as a result of decisions by natural gas producers to reduce production or shut in producing natural gas wells and expiration or termination of existing supply and transportation arrangements that are not replaced with contracts with similar terms and pricing (including as a result of a failure of the Spire STL Pipeline to secure permanent authorization from the FERC), as well as other changes that impact supply for and access to the markets in which our subsidiaries transact business;

•	Acquisitions may not achieve their intended results;

•	Legislative, regulatory and judicial mandates and decisions, some of which may be retroactive, including those affecting:

•	allowed rates of return and recovery of prudent costs,

•	incentive regulation,

S-i

•	industry structure,

•	purchased gas adjustment provisions,

•	rate design structure and implementation,

•	capital structures established for rate-setting purposes,

•	regulatory assets,

•	non-regulated and affiliate transactions,

•	franchise renewals,

•	authorization to operate facilities,

•	environmental or safety matters, including the potential impact of legislative and regulatory actions related to climate change and pipeline safety and security,

•	taxes,

•	pension and other postretirement benefit liabilities and funding obligations, or

•	accounting standards;

•	The results of litigation;

•

The availability of and access to, in general, funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) operating cash flow, or (iii) access to the capital markets;

•	Retention of, ability to attract, ability to collect from, and conservation efforts of, customers;

•	Our ability to comply with all covenants in our indentures and credit facilities, any violations of which, if not cured in a timely manner, could trigger a default of our obligation;

•	Energy commodity market conditions;

•	Discovery of material weakness in internal controls;

•	The disruption, failure or malfunction of our operational and information technology systems, including due to cyberattacks; and

•

Employee workforce issues, including but not limited to labor disputes, the inability to attract and retain key talent, and future wage and employee benefit costs, including costs resulting from changes in discount rates and returns on benefit plan assets.

You are urged to consider the risks, uncertainties, and other factors that could affect our business as described in this prospectus supplement and the accompanying prospectus and the information incorporated by reference therein. All forward-looking statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus rely upon the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. We do not, by including this statement, assume any obligation to review or revise any particular forward-looking statement in light of future events.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, this summary is not complete and does not contain all of the information that you should consider before investing in our common stock. You should read the following summary in conjunction with the more detailed information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, which are described under “Where You Can Find More Information” in this prospectus supplement. This prospectus supplement and the accompanying prospectus contain or incorporate forward-looking statements. Forward-looking statements should be read with the cautionary statements and important factors included under “Risk Factors” and “Forward-Looking Statements” in this prospectus supplement as well as the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021 and in other reports that we file with the SEC from time to time.

Spire Inc.

Spire, with its principal office in St. Louis, Missouri, is a public utility holding company whose primary business is the safe and reliable delivery of natural gas service to more than 1.7 million residential, commercial and industrial customers across Missouri, Alabama and Mississippi. We have two key business segments: Gas Utility and Gas Marketing. The Gas Utility segment consists of our natural gas utilities: Spire Missouri Inc. (serving eastern and western Missouri, including the St. Louis and Kansas City regions), Spire Alabama Inc. (serving central and northern Alabama, including Birmingham and Montgomery), Spire Gulf Inc. (serving southwestern Alabama, including Mobile) and Spire Mississippi Inc. (serving south-central Mississippi, including Hattiesburg). Our natural gas-related businesses include the following entities: Spire Marketing Inc. (“Marketing”), Spire STL Pipeline LLC (“Pipeline”) and Spire Storage West LLC (“Storage”). Marketing provides natural gas marketing services across the United States. Pipeline owns and operates a 65-mile FERC-regulated pipeline connecting the Rockies Express Pipeline in Scott County, Illinois, to delivery points in St. Louis County, Missouri, including Spire Missouri Inc.’s storage facility. Storage provides physical natural gas storage services and is strategically located near the Opal hub and interconnects with five interstate pipelines serving a wide range of natural gas markets throughout the Rockies and western United States.

Our Strategy

Spire is committed to transforming its business and pursuing growth by:

•	growing organically;

•	investing in infrastructure; and

•	advancing through innovation.

Growing organically

Spire is focused on strategies that promote organic growth by adding new customers, improving retention of our existing customers, and further penetrating the markets we serve across our three-state footprint. We believe we can drive revenue growth while using our increased scale and shared services structure to achieve cost efficiencies and higher margins.

Investing in infrastructure

Investing in infrastructure is a top priority of Spire, including both upgrading and expanding our distribution pipelines that serve our customers and investing in other pipelines and our storage. Our capital expenditures forecast is driven by upgrades to our distribution system in Alabama, Mississippi and Missouri. We also plan to invest in our natural gas storage infrastructure.

Advancing through innovation

Through options like a mobile-friendly website, we are making it easier for our customers to reach us when and how they want to and to manage their accounts on the go. We have also recently completed technology upgrades to improve real-time connectivity for our field teams, leading to improved efficiency and an improved ability to serve our customers. We have completed a project that standardizes our information technology platform company-wide, which will continue to drive improvements in performance and service quality. Utilization of technology continues to evolve as does our adoption of platforms such as augmented reality for training and the continued exploration of drone technology. Machine learning and artificial intelligence will also continue to be a focus of ours as we look for new ways to improve the service and value we bring to our customers.

Other Information

Our principal executive offices are located at 700 Market Street, St. Louis, Missouri 63101 and our telephone number is 314-342-0500. We maintain a website at www.spireenergy.com where general information about us is available. We are not incorporating the contents of our website into this prospectus supplement or the accompanying prospectus. For additional information regarding our business, we refer you to our filings with the SEC incorporated into this prospectus supplement and the accompanying prospectus by reference. Please read “Where You Can Find More Information.”

The Offering

Issuer	Spire Inc., a Missouri corporation.

Common stock offered by us	Shares of common stock having an aggregate offering price of up to $200,000,000.

Manner of Offering	Sales of the shares, if any, may be made by means of ordinary brokers’ transactions at market prices, in negotiated transactions or in transactions that are deemed to be “at-the-market” offerings (within the meaning of Rule 415 under the Securities Act), including sales made to or through a market maker other than on an exchange, in block transactions or by any other method permitted by law, at prices related to the prevailing market prices or at negotiated prices subject to certain minimum prices, which may be made from time to time through our sales agents, RBC Capital Markets, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and TD Securities (USA) LLC.

We may also sell shares of our common stock to one or more of the sales agents, as principal for their own accounts, at a price per share agreed upon at the time of sale. If we sell common stock shares to one or more of the sales agents, as principal, we will enter into a separate terms agreement with such sales agent or agents setting forth the terms of such transaction, and we will describe the agreement in a separate prospectus supplement or pricing supplement.

We may also enter into forward sale transactions under separate forward sales confirmations and related pricing supplements between us and the applicable forward purchaser or its affiliate. In connection with each forward sale transaction, the applicable forward purchaser will, at our request, attempt to borrow from third parties and, through the applicable sales agent, sell a number of shares of our common stock equal to the number of shares of our common stock that underlie the forward sale transaction to hedge the forward sale transaction.

See “Plan of Distribution (Conflicts of Interest)” beginning on page S-15.

Use of proceeds	This offering is intended to fund, in part, investments related to the construction of infrastructure and infrastructure improvements in our gas utilities, as well as our pipelines and storage, and for general corporate purposes, including, without limitation, repayment of short-term debt and the adjustment from time to time, of our capital structure.

We will not initially receive any proceeds from the sale of borrowed shares of our common stock by the forward sellers in connection with any forward sale transaction as a hedge of the forward sale transaction. We intend to use any cash proceeds that we receive upon physical settlement of any forward sale transaction, if we elect cash settlement, to fund, in part, investments related to the construction of infrastructure and infrastructure improvements of our gas utilities, as well as our pipelines and storage, and for general corporate purposes, including, without limitation, repayment of short-term debt and the adjustment from time to time of our capital structure.

See “Use of Proceeds” beginning on Page S-10.

Dividends	We have paid quarterly cash dividends on our common stock in every year since 1946. The annual dividends declared per share in 2021 and 2020 were $2.60 and $2.49, respectively. Our current annualized dividend rate is $2.74. Future dividends, declared at the discretion of our Board of Directors, will be dependent upon future earnings, cash flows and other factors.

Conflicts of interest	As described in “Use of Proceeds,” some of the net proceeds of this offering may be used to repay short-term debt, which may include borrowings under our revolving credit facility or our commercial paper program. Because each forward purchaser, which is an affiliate of a sales agent, is a lender under our revolving credit facility and may from time to time be holders of our commercial paper, such forward purchaser would be deemed to have a conflict of interest under Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to the extent it receives at least 5% of the proceeds of this offering.

In addition, the forward purchasers will receive the net proceeds of any sale of borrowed shares of our common stock pursuant to this prospectus supplement in connection with any forward sale transaction. Because each sales agent or its affiliates are expected to receive part of the proceeds from the sale of shares of our common stock in connection with any forward sale transaction, such sales agent would be deemed to have a conflict of interest under FINRA’s Rule 5121 to the extent such sales agent or affiliate receives at least 5% of the proceeds of this offering.

Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA’s Rule 5121. If the offering is conducted in accordance with FINRA’s Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

Listing	Our common stock is listed on the NYSE under the symbol “SR.”

Risk factors	An investment in our common stock involves various risks. Prospective investors should carefully consider the matters described under the caption entitled “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the additional risk factors referred to therein and described in Item 1A of Part I of our Annual Report on Form 10-K for the year ended September 30, 2021 and in other reports that we file with the SEC from time to time.

RISK FACTORS

In considering whether to invest in our common stock, you should carefully consider all of the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should consider the risk factors described in our periodic reports filed with the SEC, including those set forth under the caption “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended September 30, 2021, which is so incorporated, as well as the additional risks described below. Additional risks and uncertainties not currently known to us or those currently viewed by us to be immaterial may also materially and adversely affect us.

Settlement provisions contained in a forward sale transaction could result in dilution to our earnings per share and return on equity or result in substantial cash payment obligations.

If we enter into one or more forward sale transactions, the applicable forward purchaser generally will have the right, upon the occurrence of any of the following events, to accelerate that particular forward sale transaction and require us to physically settle the relevant transaction:

•

the applicable forward purchaser is unable, after using commercially reasonable efforts, to acquire, establish, re-establish, substitute, maintain, unwind or dispose of its hedge position with respect to that particular forward sale transaction or recover, realize or remit the proceeds of any such hedge position;

•

the applicable forward purchaser determines, in its reasonable judgment, that it is unable to hedge in a commercially reasonable manner its exposure under that particular forward sale transaction because insufficient shares of our common stock are made available for borrowing by securities lenders, or it would incur a cost to borrow (or maintain a borrowing of) such shares to hedge in a commercially reasonable manner its exposure under that particular forward sale transaction that is greater than the stock borrow cost specified in that particular forward sale transaction;

•

we declare a dividend or distribution on our common stock (i) of any cash dividend (other than a dividend or distribution described in clause (ii) below) in excess of a specified amount per calendar quarter, (ii) that is (1) declared at a time at which we have not previously declared or paid dividends or distributions for the prior four quarterly periods, (2) a payment or distribution by us to holders of shares of our common stock that we announce will be an “extraordinary” or “special” dividend or distribution, (3) a payment out of our capital and surplus or (4) any other “special” dividend or distribution on the shares of our common stock that is, by its terms or declared intent, outside our normal course of operations or normal dividend policies or practices or (iii) payable in securities of another company as a result of a spin-off or similar transaction or in any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•

certain ownership thresholds applicable to such forward purchaser, its affiliates and all other persons who may form a beneficial share ownership group or whose ownership positions would be aggregated with such forward purchaser are exceeded;

•

the announcement of an event or a transaction that, if consummated, would result in certain extraordinary events (including certain mergers and tender offers, changes in law and certain events involving our nationalization or the delisting of our common stock); or

•

certain other events of default, termination events or other specified events occur, including, without limitation, any material misrepresentation made by us in connection with entering into that particular forward sale transaction, our bankruptcy or a change in law (as such terms are defined in that particular forward sale transaction).

A forward purchaser’s decision to exercise its right to accelerate the settlement of a particular forward sale transaction will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of that particular forward sale transaction or, if we so elect and the forward purchaser permits our election, the net share settlement provisions of that particular forward sale transaction irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity.

We expect that settlement of any forward sale transaction will generally occur no later than the date specified in the particular forward sale transaction. However, any forward sale transaction may be settled earlier than that specified date in whole or in part at our option. We expect that each forward sale transaction will be physically settled by delivery of shares of our common stock, unless we elect to cash settle or net share settle a particular forward sale transaction. Upon physical settlement or, if we so elect, net share settlement of a particular forward sale transaction, delivery of shares of our common stock in connection with such physical settlement or (to the extent we are obligated to deliver shares of our common stock) net share settlement will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a particular forward sale transaction, we expect that the applicable forward purchaser (or an affiliate thereof) will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with sales of shares of our common stock under that forward sale transaction. In addition, the purchase of shares of our common stock in connection with the applicable forward purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the applicable forward purchaser (or decreasing the amount of cash that the applicable forward purchaser would owe us) upon a cash settlement of the applicable forward sale transaction or increasing the number of shares of our common stock we would deliver to the applicable forward purchaser (or decreasing the number of shares of our common stock that the applicable forward purchaser would deliver to us) upon net share settlement of the applicable forward sale transaction. In no event will we be party to outstanding forward sale transactions with more than one forward purchaser at any given time or party to more than one forward sale transaction with the same forward purchaser at any given time unless the related forward sellers would not be selling shares of our common stock simultaneously and the related forward purchasers would not be required to unwind their respective hedges of shares of our common stock either simultaneously or at any time that the related forward sellers are selling shares of our common stock. Additionally, subject to certain limited exceptions, we will not sell shares directly at any given time when we are a party to outstanding forward sale transactions unless the related forward sellers would not then be selling shares of our common stock and the related forward purchasers would not then be required to unwind their respective hedges of shares of our common stock.

The forward sale price that we expect to receive upon physical settlement of a particular forward sale transaction will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread and will be decreased based on amounts related to expected dividends on our common stock during the term of the particular forward sale transaction. If the overnight bank funding rate is less than the spread for a particular forward sale transaction on any day, the interest factor will result in a reduction of the applicable forward sale price for such day. As of the date of this prospectus supplement, the overnight bank funding rate is less than the expected spread. If the market value of our common stock during the relevant valuation period under the particular forward sale transaction is above the applicable forward sale price, in the case of cash settlement, we would pay the applicable forward purchaser under that particular forward sale transaction an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to the applicable forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement of a particular forward sale transaction. See “Plan of Distribution (Conflicts of Interest) — Sales Through Forward Sellers” for additional information on forward sale transactions.

In case of our bankruptcy or insolvency, any forward sale transactions will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.

If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, any forward sale transactions that are then in effect will automatically terminate. If any such forward sale transaction so terminates under these circumstances, we would not be obligated to deliver to the applicable forward purchaser any of our common stock not previously delivered, and the applicable forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any of our common stock not previously settled under the applicable forward sale transaction. Therefore, to the extent that there are any shares of our common stock with respect to which any forward sale transaction has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the applicable forward sale price per share in respect of those shares of our common stock.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

Except as described under “Plan of Distribution (Conflicts of Interest)” below, we are not restricted from issuing additional shares of our common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock. The market price of our common stock could decline as a result of sales of shares of our common stock or sales of such other securities made after this offering or the perception that such sales could occur.

The price of our common stock may fluctuate significantly, which could negatively affect us and holders of our common stock.

The market price of our common stock after this offering may fluctuate significantly from time to time as a result of many factors, including:

•	investors’ perceptions of the prospects of Spire, utility stocks, the commodities markets and more broadly, the energy markets;

•	differences between our actual financial and operating results and those expected by investors and analysts;

•	changes in analyst reports, recommendations or earnings estimates regarding us, other comparable companies or the industry generally, and our ability to meet those estimates;

•	changes in our credit ratings;

•	actual or anticipated fluctuations in reported financial operating results;

•	announcements by us of significant acquisitions, strategic ventures or partnerships, investments or divestitures;

•	changes or trends in our industry, including price volatility and trading volumes of stocks in our industry, competitive or regulatory changes or changes in the commodities markets;

•	changes in regulation and the ability to recover expenses and capital deployed;

•	changes in regulatory decisions implementing existing legislation;

•	existing and new environmental laws, regulations and court decisions, including those relating to greenhouse gas emissions, environmental protection or environmental remediation;

•	adverse resolution of new or pending litigation or proceedings against us;

•	additions or departures of key personnel;

•

changes in financial markets, including the possible effects of such changes on liquidity or access to capital markets, changes in general economic or political conditions or changes in economic conditions in Alabama or Missouri or more broadly, the United States and worldwide;

•	volatility in the equity securities market;

•	sales, or anticipated sales, of large blocks of our stock; and

•	changes in accounting standards, policies, guidance, interpretations or principles applicable to us.

In particular, announcements of potentially adverse developments, such as proposed regulatory changes, new government investigations or the commencement or threat of litigation or legal proceedings against us, as well as announced changes in our business plans, could adversely affect the trading price of our stock, regardless of the likely outcome of those developments. Additionally, securities markets worldwide recently have experienced, and are likely to continue to experience, significant price and volume fluctuations. Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. As a result, our common stock may trade at prices significantly below the offering price.

The declaration of future dividends is at the discretion of our Board of Directors and is not guaranteed. The declaration of dividends by Spire Missouri is conditioned on certain mortgage restrictions.

Quarterly dividends on our common stock have been paid since 1946. However, the declaration of dividends is at the discretion of our Board of Directors and is not guaranteed. The amount of dividends on our common stock, if any, will depend upon the rights of holders of any preferred stock or preference stock we may issue in the future, our results of operations and financial condition, future capital expenditures and investments, any applicable regulatory and contractual restrictions, and other factors that our Board of Directors considers relevant.

Further, substantially all of the utility plant of Spire Missouri is subject to the liens of its first mortgage bonds. The mortgage contains several restrictions on Spire Missouri’s ability to pay cash dividends on its common stock. These provisions are applicable regardless of whether the stock is publicly held or, as has been the case since the formation of the holding company, held solely by Spire. Under the most restrictive of these provisions, no cash dividend may be declared or paid if, after the dividend, the aggregate net amount spent for all dividends after September 30, 1953 would exceed a maximum amount determined by a formula set out in the mortgage. Under that formula, the maximum amount is the sum of $8 million plus earnings applicable to its common stock (adjusted for stock repurchases and issuances) for the period from September 30, 1953 to the last day of the quarter before the declaration or payment date for the dividends. As of March 31, 2022, the amount under the mortgage’s formula that was available to pay dividends was approximately $1,580 million. Thus, all of Spire Missouri’s retained earnings were free from such restrictions as of that date. Spire Alabama’s utility plant is not subject to any mortgage liens and therefore the payment of dividends by Spire Alabama has no similar restrictions.

Provisions of Missouri law could delay or prevent a change in control of Spire even if that change would be beneficial to our shareholders.

We are subject to the provisions of Section 351.459 of The General and Business Corporation Law of Missouri (the “GBCL”), which prohibits us from engaging in a “business combination” with an “interested shareholder” for a period of five years after the date of the transaction in which the person became an interested shareholder, unless the business combination or the purchase of stock by which such person becomes an interested shareholder is approved by our Board of Directors, and by a majority of the outstanding shares not owned by the interested shareholder or if it meets certain consideration requirements. A “business combination” generally includes mergers, asset sales, some types of stock issuances and other transactions with, or resulting in a disproportionate financial benefit to, the interested shareholder. Subject to exceptions, an “interested shareholder” is a person who beneficially owns 20% or more of our voting power.

We are also subject to Section 351.407 of the GBCL. This statute provides that shares acquired that would cause the acquiring person’s aggregate voting power to meet or exceed any of three thresholds (one-fifth, one-third or a majority) have no voting rights unless such voting rights are granted by a majority vote of the shares not owned by the acquiring person or any officer or director of the company. The statute sets out a procedure whereby the acquiring person may call a special shareholders meeting for the purpose of considering whether voting rights should be conferred. Acquisitions as part of a merger or exchange offer arising out of an agreement to which we are a party are exempt from the statute.

We are also subject to Section 351.347 of the GBCL, which generally allows directors acting with respect to mergers, sales of assets and other specified transactions to consider, in exercising their business judgment, the effects on the corporation’s employees, customers, suppliers and any community in which the corporation conducts business.

USE OF PROCEEDS

The amount of proceeds from this offering, if any, after deducting the commissions paid to our sales agents and estimated offering expense, will depend upon the number of shares of our common stock sold and the market price at which they are sold.

The proceeds from this offering are intended to be used (i) to fund, in part, investments related to the construction of infrastructure and infrastructure improvements in our gas utilities, as well as our pipelines and storage, and (ii) for general corporate purposes, including, without limitation, repayment of short-term debt and the adjustment from time to time of our capital structure. As of May 1, 2022, we had approximately $596.6 million of short-term borrowings under our commercial paper program with a weighted average interest rate of approximately 1% and maturities ranging from one to 28 days. See “Underwriting — Conflicts of Interest.”

We will not initially receive any proceeds from the sale of borrowed shares, if any, of our common stock by the forward sellers, as agents for the forward purchasers, in connection with any forward sale transaction as a hedge of such forward sale transaction. In the event of full physical settlement of a forward sale transaction, which we expect to occur on or prior to the maturity date of the forward sale transaction, we expect to receive aggregate cash proceeds equal to the product of the initial forward sale price under the forward sale transaction and the number of shares of our common stock underlying the forward sale transaction, subject to the price adjustment and other provisions of the forward sale transaction. We intend to use any cash proceeds that we receive upon physical settlement of any forward sale transaction, if physical settlement applies, or upon cash settlement of any forward sale transaction, if we elect cash settlement, for the purposes provided in the immediately preceding paragraph. If, however, we elect to cash settle or net share settle any forward sale transaction, we would expect to receive an amount of proceeds that is significantly lower than the product set forth in the second preceding sentence (in the case of any cash settlement) or will not receive any proceeds (in the case of any net share settlement), and we may owe cash (in the case of any cash settlement) or shares of our common stock (in the case of any net share settlement) to the forward purchaser.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR NON-US HOLDERS

The following discussion is a general summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock applicable to “non-U.S. holders.” As used herein, a non-U.S. holder means a beneficial owner of our common stock that is neither a “U.S. holder,” as defined below, nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes, and that will hold shares of our common stock as capital assets (i.e., generally, for investment).

For purposes of this summary, a U.S. holder means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, any of the following:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof;

•

a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons has the authority to control all substantial decisions of the trust or the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person; or

•	an estate, the income of which is includible in gross income for U.S. income tax purposes regardless of its source.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its independent tax advisor as to its tax consequences relating to the purchase, ownership and disposition of our common stock.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations and administrative and judicial interpretations as of the date of this prospectus supplement, all of which are subject to change, including changes with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or any aspects of U.S. estate, generation-skipping or gift tax laws or the Medicare tax on investment income. It also does not consider non-U.S. holders subject to special tax treatment under the U.S. federal income tax laws (including partnerships or other pass-through entities, banks and insurance companies, dealers in securities, holders of our common stock as part of a “straddle,” “hedge,” “conversion transaction” or other risk-reduction transaction, controlled foreign corporations, passive foreign investment companies, companies that accumulate earnings to avoid U.S. federal income tax, foreign tax exempt organizations, accrual-method taxpayers subject to special tax accounting rules under Section 451(b) of the Code, former U.S. citizens or residents, persons who hold or receive our common stock as compensation, persons whose functional currency is not the U.S. dollar, qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund) and persons subject to the alternative minimum tax). You should consult your tax advisor with respect to the particular tax consequences to you of the purchase, ownership and disposition of our common stock.

Distributions

Distributions of cash or property, other than certain pro rata distributions of our common stock, that we pay on our common stock will be taxable as dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Subject to the requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which are discussed below, distributions paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the non-U.S. holder’s tax basis in our common stock, and thereafter will be treated as capital gain. To obtain a reduced rate of withholding under an applicable income tax treaty for dividends paid, a non-U.S. holder will be required to provide us with an Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E, as applicable (or applicable successor form), certifying its entitlement to benefits under such treaty.

The withholding of U.S. federal income tax does not apply to dividends paid to a non-U.S. holder who provides an Internal Revenue Service Form W-8ECI (or applicable successor form), certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, where a treaty applies, are attributable to a United States permanent establishment of the non-U.S. holder). Instead, the effectively connected dividends, net of specified deductions and credits, will be subject to regular U.S. federal income tax generally in the same manner and at the same graduated U.S. federal income tax rates that are applicable to United States persons (as defined in the Code). A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the actual or deemed repatriation of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.

Gain on Disposition of Common Stock

Subject to the discussions under “—Information Reporting Requirements and Backup Withholding” and “—Other Withholding Requirements” below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale or other disposition of our common stock unless:

•	the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets certain other requirements;

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States, and where a treaty applies, is attributable to a United States permanent establishment of the non-U.S. holder; or

•

we are or have been a “United States real property holding corporation” (a “USRPHC”), under certain Internal Revenue Code rules, at any time during the shorter of the five-year period ending on the date of such disposition or the non-U.S. holder’s holding period for our common stock.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the same rates and in the manner generally applicable to United States persons (as defined under the Code) unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).

We believe that we may have been, may currently be, or may become, a USRPHC. Nevertheless, pursuant to an exception for certain interests in publicly traded corporations, even if we are a USRPHC, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our common stock unless such non-U.S. holder’s shares of our common stock (including shares of our common stock that are attributed to such non-U.S. holder under applicable attribution rules) represent more than 5% of the total fair market value of all of the shares of our common stock at any time during the five-year period ending on the date of disposition of such shares by the non-U.S. holder, assuming that we satisfy certain public trading requirements. We expect to satisfy the applicable public trading requirements, but this cannot be assured. If our common stock were not considered to be regularly traded on an established securities market, such non-U.S. holder (regardless of the percentage of stock owned) would be treated as disposing of a U.S. real property interest and would be subject to U.S. federal income tax on a taxable disposition of our common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition. Prospective investors should consult their own tax advisors regarding the application of the exception for certain interests in publicly traded corporations.

Information Reporting Requirements and Backup Withholding

We must report annually to the Internal Revenue Service the entire amount of a distribution on our common stock, whether or not the distribution represents a taxable dividend paid to each non-U.S. holder, the name and address of the recipient, and the amount of any tax withheld. A similar report is sent to the non-U.S. holder. Under tax treaties or other agreements, the Internal Revenue Service may make its reports available to tax authorities in the recipient’s country of residence. A non-U.S. holder must certify its non-U.S. status to avoid backup withholding at the applicable rate on dividends. Generally, a non-U.S. holder will provide this certification on Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8BEN-E (or applicable successor form).

U.S. information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of our common stock where the transaction is effected outside the United States through a non-U.S. office of a non-U.S. broker. However, a non-U.S. holder must certify its non-U.S. status to avoid information reporting and backup withholding at the applicable rate on disposition proceeds where the transaction is effected by or through a U.S. office of a broker. In addition, U.S. information reporting requirements generally will apply to the proceeds of a disposition effected by or through a non-U.S. office of a U.S. broker, or by a non-U.S. broker with specified connections to the United States.

Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. When withholding results in an overpayment of taxes, a refund may be obtained if the required information is timely furnished to the Internal Revenue Service.

Other Withholding Requirements

Legislation (commonly referred to as “FATCA”) imposes U.S. federal withholding tax at a rate of 30% on payments to certain non-U.S. entities (including financial intermediaries), including dividends on and the gross proceeds from dispositions of our common stock, unless various information reporting and due diligence requirements have been satisfied (generally relating to ownership by U.S. persons of interests in or accounts with those entities). These withholding rules currently apply to payments of dividends on our common stock. Under current provisions of the Code and Treasury regulations that govern FATCA, gross proceeds from a sale or other disposition of stock that can produce U.S.-source dividends, such as our common stock, also are subject to FATCA withholding. However, under proposed Treasury regulations, such gross proceeds are not subject to FATCA withholding. In its preamble to such proposed Treasury regulations, the Internal Revenue Service has stated that taxpayers may generally rely on the proposed Treasury regulations until final Treasury regulations are issued. An intergovernmental agreement between the United States and a foreign country where a holder or intermediary is located may modify the requirements in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of FATCA on their investment in our common stock.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE VIEWED AS TAX ADVICE. INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL, ESTATE OR FOREIGN TAX LAWS AND TAX TREATIES.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We entered into the Equity Distribution Agreement with RBC Capital Markets, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and TD Securities (USA) LLC, as sales agents, and such sales agents as agents for Royal Bank of Canada, Bank of America, N.A., Morgan Stanley & Co. LLC and The Toronto-Dominion Bank as forward purchasers, respectively, under which we are permitted to offer and sell shares of our common stock on or after the date hereof having an aggregate offering price of up to $200,000,000 from time to time. Prior to the date hereof, shares of our common stock having an aggregate offering price of $71,300,000 were issued and sold under the Equity Distribution Agreement. The initial Equity Distribution Agreement and a related letter agreement are exhibits to our registration statement dated May 9, 2022 filed with the SEC under the Securities Act of 1933 of which this prospectus supplement forms a part, and a subsequent related letter agreement will be included as an exhibit to a Current Report on Form 8-K to be filed with the SEC.

The Equity Distribution Agreement provides that, in addition to the issuance and sale of shares of our common stock by us through the applicable sales agent, we may request that such sales agent, as a forward seller, use commercially reasonable efforts to sell, from time to time, shares of our common stock borrowed by or on behalf of the applicable forward purchaser in connection with one or more forward sale transactions as described below. In no event will the aggregate number of shares of our common stock sold through the sales agents, each as an agent for us and as a forward seller, under the Equity Distribution Agreement have an aggregate sales price in excess of $200,000,000.

In connection with the sale of our common stock, the sales agents, forward purchasers or forward sellers may be deemed to be “underwriters” within the meaning of the Securities Act, and the compensation paid to the forward seller in the form of a reduced initial forward sale price under a forward sale transaction with the related forward purchaser or compensation paid to the sales agents in accordance with the Equity Distribution Agreement may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agents (whether acting as our sales agent, principal or forward seller) and the forward purchasers against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments such sales agents and forward purchasers may be required to make because of any of those liabilities.

We have agreed to pay all of our expenses incident to the performance of our obligations under the Equity Distribution Agreement and any applicable terms agreement or forward sale transaction, and the reasonable fees, costs and expenses of Bracewell LLP, counsel for the sales agents. We estimate that the total expenses for the offering, excluding compensation payable to the sales agents (acting in any capacity) under the terms of the Equity Distribution Agreement, will not exceed $775,000.

We intend to report to the SEC at least quarterly (1) the number of shares of our common stock sold through the sales agents under the Equity Distribution Agreement, (2) the number of borrowed shares of our common stock sold by the forward sellers, as agents for the forward purchasers, in connection with forward sale transactions as described below under “—Sales Through Forward Sellers” and (3) the net proceeds to us (before expenses) and the compensation paid by us to the sales agents in connection with the transactions described in clauses (1) and (2).

Sales Through Sales Agents

From time to time during the term of the Equity Distribution Agreement, we may deliver instructions to one of the sales agents, as our sales agent or as forward seller, specifying the length of the selling period, the amount of our common stock to be sold, any limitation on the number of shares of our common stock that may be sold in any one trading day and the minimum price below which sales may not be made. Upon its acceptance of such instructions from us, the applicable sales agent, acting as our sales agent or as a forward seller, will use its commercially reasonable efforts consistent with its normal trading and sales practices to solicit offers to purchase shares of our common stock, under the terms and subject to the conditions set forth in the Equity Distribution Agreement, in transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 under the Securities Act, including, without limitation, sales made by means of ordinary brokers’ transactions, directly on or through the NYSE, or another market for our common stock, to or through a market maker other than on an exchange or otherwise, at market prices prevailing at the time of sale or at negotiated prices. We may instruct the sales agents, acting as our sales agents or as forward sellers, not to sell shares of our common stock if the sales cannot be effected at or above the price designated by us in any instructions. We or either sales agent may suspend the offering of our common shares at any time upon proper notice and subject to other conditions.

Each sales agent will provide written confirmation to us no later than the opening of the trading day on the NYSE following the trading day in which shares of our common stock are sold under the Equity Distribution Agreement. Each confirmation will include the number of shares of our common stock sold on the preceding day, the net proceeds to us and the compensation payable by us to the applicable sales agent in connection with such sales.

We will pay each sales agent a commission for its services in acting as agent in the sale of shares of our common stock. Each sales agent will be entitled to compensation in an amount up to 2.0% of the gross sales price of all of the shares of our common stock sold through it acting as our sales agent under the Equity Distribution Agreement.

Under the terms of the Equity Distribution Agreement, we also may sell shares of our common stock to each of the sales agents, as principal for its own account, at a price to be agreed upon at the time of sale. If we sell shares of our common stock to either of the sales agents, as principal, we will enter into a separate terms agreement with such sales agent, and we will describe the terms agreement in a separate prospectus supplement or pricing supplement.

Settlement for sales of our common stock to or through any sales agent (acting as principal or as our sales agent, respectively) will occur on the second trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the applicable sales agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Sales Through Forward Sellers

From time to time during the term of the Equity Distribution Agreement, and subject to the terms and conditions set forth therein, we may enter into one or more forward sale transactions with a sales agent, as agent for its affiliate, as forward purchaser, and deliver to it a related transaction confirmation under the Equity Distribution Agreement in its capacity as forward seller thereunder. If we enter into a forward sale transaction with any forward purchaser, we expect that such forward purchaser, acting in accordance with the mutually accepted instructions related to such forward sale transaction, will attempt to borrow from third parties and, through the applicable sales agent, sell a number of shares of our common stock equal to the number of shares of our common stock that underlies the forward sale transaction to hedge the forward sale transaction. No forward purchaser is obligated to enter into a forward sale transaction with us unless it and the applicable forward seller each agrees to the terms we propose for such forward sale transaction in our instructions delivered in accordance with the Equity Distribution Agreement (as such instructions may be modified upon mutual consent of such forward purchaser, forward seller and us).

In connection with any forward sale transaction and our instructions accepted by the applicable forward purchaser and forward seller, such forward purchaser will use its commercially reasonable efforts to borrow or cause its affiliate to borrow, offer and sell through the applicable sales agent as forward seller shares of our common stock to hedge the forward purchaser’s exposure under the applicable forward sale transaction, and such sales agent as forward seller will use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell such shares of our common stock, on the terms and subject to the conditions set forth in the Equity Distribution Agreement and forward sale transaction. Such instructions will specify the target number and maximum aggregate offering price of shares of our common stock to be sold by it as forward seller and will also specify that such sales agent will not sell such shares of common stock if the sales cannot be effected at or above a price designated by us. We or the applicable sales agent or forward purchaser may at any time immediately suspend the offering of shares of our common stock through such sales agent, as forward seller, upon proper notice to the other party and subject to other conditions.

Each sales agent that acts as a forward seller will receive from us a mutually agreed commission in the form of a reduction to the initial forward price under the related forward sale transaction that will not exceed, but may be lower than, 2.0% of the gross sales price of the borrowed shares sold through such sales agent, acting as forward seller, during the applicable forward hedge selling period for such shares (which gross sales price will be adjusted for daily accruals based on a floating interest rate and specified amounts related to expected dividends on shares of our common stock if an “ex-dividend” date occurs during such forward hedge selling period). We sometimes refer to this commission as the “forward selling commission.”

We expect that settlement between a forward purchaser and the applicable sales agent, as forward seller, for sales of borrowed shares of our common stock, as well as settlement between such sales agent and buyers of such shares in the market, will occur on the second business day (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time) following the respective dates on which any such sales are made, or such other date as may be agreed upon by the relevant parties. There is no arrangement for funds to be received in escrow, trust or similar arrangement. The obligations of a sales agent, acting as forward seller, and the applicable forward purchaser under the Equity Distribution Agreement are subject to a number of conditions, which such sales agent and forward purchaser may waive in their sole discretion.

We currently intend to fully physically settle each forward sale transaction, if any, with the applicable forward purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale transaction, although we will generally have the right, subject to certain exceptions, to elect cash settlement or net share settlement instead of physical settlement for any of the shares we have agreed to sell under such forward sale transaction. If we elect or are deemed to have elected to physically settle all or any portion of any forward sale transaction by delivering shares of our common stock, we will receive aggregate cash proceeds from the applicable forward purchaser equal to the product of (1) the then-applicable forward price per share under such forward sale transaction and (2) the number of shares of our common stock as to which we have elected or are deemed to have elected physical settlement, subject to the price adjustment and other provisions of such forward sale transaction. The initial forward price per share under each forward sale transaction will equal the product of (x) an amount equal to 100% minus the applicable forward selling commission and (y) the per-share volume weighted average price at which the borrowed shares of our common stock were sold pursuant to the Equity Distribution Agreement by the applicable sales agent, acting as forward seller, during the applicable forward hedge selling period for such shares to hedge the applicable forward purchaser’s exposure under such forward sale transaction (subject to certain adjustments to such gross sales price for daily accruals based on a floating interest rate and specified amounts related to expected dividends on shares of our common stock having an “ex-dividend” date during such forward hedge selling period). Thereafter, each forward sale transaction will provide that the forward price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread to be mutually agreed by us and the applicable forward purchaser, and will be decreased based on specified amounts related to expected dividends on shares of our common stock during the term of the applicable forward sale transaction. If the federal funds rate is less than the spread on any day, the interest factor will result in a daily reduction of the applicable forward sale price. We will not initially receive any proceeds from any sale of shares of our common stock borrowed by a forward purchaser and sold through a forward seller, and all of such proceeds will be paid to the applicable forward purchaser (or one or more of its affiliates).

Before settlement of any forward sale transaction, we expect that the shares issuable upon settlement of the applicable forward sale transaction will be reflected in our diluted income per share and diluted net economic earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of such forward sale transaction over the number of shares of our common stock that could be purchased by us in the market (based on the average market price during the applicable forward hedge selling period specified in such forward sale transaction) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our diluted income per share prior to physical or net share settlement of such forward sale transactions and subject to the occurrence of certain events, except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price. However, if we decide to physically settle or net share settle any forward sale transaction, delivery of shares of our common stock to the applicable forward purchaser on any such physical settlement or net share settlement date of such forward sale transaction will result in dilution to our diluted income per share and diluted net economic earnings per share.

Except under the circumstances described below and set forth in any forward sale transaction, we have the right to elect physical, cash or net share settlement under any forward sale transaction. Although we expect to settle any forward sale transaction entirely by delivering shares of our common stock in connection with full physical settlement, we may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of our obligations if we conclude it is in our interest to cash settle or net share settle. For example, we may conclude it is in our interest to cash settle or net share settle if we have no then-current use for all or a portion of the proceeds we would receive upon physical settlement. In addition, subject to certain conditions, we may elect to accelerate the settlement of all or a portion of the number of shares of our common stock underlying any forward sale transaction. Delivery of shares of our common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of our common stock) will result in dilution to our diluted income per share and diluted net economic earnings per share.

If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying a forward sale transaction, we expect the applicable forward purchaser (or an affiliate thereof) to purchase a number of shares of our common stock in secondary market transactions over an unwind period to:

•

return shares of our common stock to securities lenders in order to unwind such forward purchaser’s hedge (after taking into consideration any shares of our common stock to be delivered by us to such forward purchaser, in the case of net share settlement); and

•	if applicable, in the case of net share settlement, deliver shares of our common stock to us to the extent required in settlement of such forward sale transaction.

If the weighted average price at which a forward purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale transaction is above the applicable forward price, in the case of cash settlement, we would pay the applicable forward purchaser under such forward sale transaction an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such forward purchaser a number of shares of our common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the event we elect cash settlement. If the weighted average price at which a forward purchaser (or its affiliate) is able to purchase shares during the applicable unwind period under a forward sale transaction is below the applicable forward price, in the case of cash settlement, we would be paid the difference in cash by the applicable forward purchaser under such forward sale transaction or, in the case of net share settlement, we would receive from such forward purchaser a number of shares of our common stock having a value equal to the difference.

In addition, the purchase of shares of our common stock in connection with a forward purchaser or its affiliate unwinding its hedge positions could cause the price of shares of our common stock to increase over time (or prevent a decrease over time), thereby increasing the amount of cash we owe to such forward purchaser (or decreasing the amount of cash such forward purchaser would owe us) upon cash settlement of the applicable forward sale transaction or increasing the number of shares of our common stock we are obligated to deliver to such forward purchaser (or decreasing the number of shares of our common stock such forward purchaser is obligated to deliver to us) upon net share settlement of the applicable forward sale transaction. See “Risk Factors.”

Each forward purchaser will have the right to accelerate its forward sale transaction (with respect to all or any portion of the transaction under such forward sale transaction that the applicable forward purchaser determines is affected by such event) and require us to physically settle on a date specified by such forward purchaser if:

•

in such forward purchaser’s commercially reasonable judgment, it or its affiliate (a) is unable to hedge in a commercially reasonable manner its exposure under such forward sale transaction because insufficient shares of our common stock have been made available for borrowing by securities lenders or (b) would incur a stock loan cost in excess of a specified threshold to hedge in a commercially reasonable manner its exposure under such forward sale transaction;

•

we declare any dividend, issue or distribution on shares of our common stock (a) payable in cash in excess of specified amounts, (b) that constitutes an extraordinary dividend under the forward sale transaction, (c) payable in securities of another company as a result of a spin-off or similar transaction or (d) of any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•

certain other events of default or termination events occur, including, without limitation, any material misrepresentation made in connection with such forward sale transaction or our insolvency (each as more fully described in each forward sale transaction);

•

an event is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization or insolvency or a delisting of our common stock) or the occurrence of a change in law or disruption in the forward purchaser’s ability to hedge its exposure under the forward sale transaction; or

•	certain ownership thresholds applicable to the forward purchaser and its affiliates are exceeded.

Any forward purchaser’s decision to exercise its right to accelerate the settlement of the applicable forward sale transaction will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the terms of the physical settlement provisions of the applicable forward sale transaction irrespective of our capital needs which would result in dilution to our diluted income per share and diluted net economic earnings per share. In addition, upon certain events of bankruptcy or insolvency relating to us, any forward sale transaction will terminate without further liability of any party. Following any such termination, we would not issue any shares of our common stock and we would not receive any proceeds pursuant to any forward sale transaction. See “Risk Factors.”

The descriptions of certain provisions of the Equity Distribution Agreement and the forward sale transactions appearing above and elsewhere in this prospectus supplement are not complete and are subject to, and qualified in their entirety by reference to, the terms and provisions of the Equity Distribution Agreement and such forward sale transactions.

Restrictions on Sales of Similar Securities

We have agreed that, unless we give the sales agents at least three business days’ prior written notice, we will not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock or warrants or other rights to purchase any shares of our common stock or any other of our securities that are substantially similar to shares of our common stock or permit the registration under the Securities Act of any shares of our common stock, except we may:

•	register the offer and sale of any shares of our common stock pursuant to the Equity Distribution Agreement or any terms agreement;

•

issue shares, and options to purchase shares, of our common stock and restricted stock units pursuant to stock option plans, stock purchase or other equity incentive plans or any dividend reinvestment plan described in this prospectus supplement or any document incorporated by reference herein or in the accompanying prospectus, as those plans are in effect on the date of this prospectus supplement, and file or cause the filing of any registration statement under the Securities Act with respect to such plans; and

•

issue shares of our common stock upon the exercise of stock options issued under stock option or other equity incentive plans referred to above, as such plans are in effect on the date of this prospectus supplement, provided that it shall be a condition to such issuance that any transferee of such shares agrees in writing to be bound by the provisions described in this section.

In the event we provide any such notice to the sales agents, they may suspend activity under the Equity Distribution Agreement for such period of time as we may request or as they may deem appropriate.

No Public Offering Outside of the United States

Other than in the United States, no action has been taken by us, the sales agents or the forward purchasers that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Other Relationships

The sales agents and the forward purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The sales agents and the forward purchasers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses. In particular, the forward purchasers are lenders under our credit facility, and some of them are dealers under our commercial paper program.

In addition, in the ordinary course of their various business activities, the sales agents and the forward purchasers and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The sales agents and the forward purchasers and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Conflicts of Interest

As described in “Use of Proceeds,” some of the net proceeds of this offering may be used to repay short-debt, which may include borrowings under our revolving credit facility or our commercial paper program. Because each forward purchaser, which is an affiliate of a sales agent, is a lender under our revolving credit facility and may from time to time be holders of our commercial paper, such forward purchaser would be deemed to have a conflict of interest under FINRA’s Rule 5121 to the extent it receives at least 5% of the proceeds of this offering.

In addition, the forward purchasers will receive the net proceeds of any sale of borrowed shares of our common stock pursuant to this prospectus supplement in connection with any forward sale transaction. Because each sales agent or its affiliates are expected to receive part of the proceeds from the sale of shares of our common stock in connection with any forward sale transaction, such sales agent would be deemed to have a conflict of interest under FINRA’s Rule 5121 to the extent such sales agent or affiliate receives at least 5% of the proceeds of this offering.

Any sales agent deemed to have a conflict of interest would be required to conduct the distribution of our common stock in accordance with FINRA’s Rule 5121. If the offering is conducted in accordance with FINRA’s Rule 5121, such sales agent would not be permitted to confirm a sale to an account over which it exercises discretionary authority without first receiving specific written approval from the account holder.

EXPERTS

The consolidated financial statements, incorporated in this prospectus supplement and the accompanying prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended September 30, 2021, and the effectiveness of Spire Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby will be passed upon for us by Mark C. Darrell, who serves as our Senior Vice President, Chief Legal and Compliance Officer. Certain additional legal matters in connection with this offering will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, New York, New York. Mr. Darrell is a salaried employee and earns stock-based compensation on our common stock. As of May 1, 2022, Mr. Darrell beneficially owned 54,751 shares of our common stock. Pursuant to various stock and employee benefit plans, Mr. Darrell is eligible to purchase and receive shares of our common stock and to receive options to purchase shares of our common stock. Certain legal matters in connection with this offering will be passed upon for the sales agents by Bracewell LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, and other information with the SEC. These SEC filings are available on the Internet at the SEC’s web site at “http://www.sec.gov” or on our own website at “http://www.spireenergy.com.” Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with the SEC, which means we can disclose important information by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement and information that we file later with the SEC will automatically update and supersede this information. Our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q listed below have been filed with the SEC on a combined basis by us and our subsidiaries, Spire Missouri and Spire Alabama and expect to do the same in future annual and quarterly reports filed with the SEC. We are only incorporating by reference herein from such filings the information that relates to us and, where required, the information that relates to Spire Missouri and Spire Alabama. We incorporate by reference the documents listed below. Additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus supplement and the termination of this offering are also incorporated herein and in the accompanying prospectus by reference. These documents contain important information about us and our finances. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

SEC Filings (File No. 1-16681)	Period or Date Filed

Annual Report on Form 10-K	Fiscal year ended September 30, 2021

Quarterly Report on Form 10-Q	Quarters ended December 31, 2021 and March 31, 2022

Current Reports on Form 8-K	November 12, 2021, November 19, 2021, December 6, 2021, and December 7, 2021

Current Report on Form 8-K/A	January 27, 2022

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Spire Inc.

Attn: Investor Relations

700 Market Street, 6th Floor

St. Louis, Missouri 63101

(314) 342-0878

PROSPECTUS

SPIRE INC.

Senior Debt Securities

Junior Subordinated Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

We may offer for sale, from time to time, either separately or together in any combination, the securities described in this prospectus. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell the offered securities through the solicitation of proposals of underwriters or dealers to purchase the offered securities, through underwriters or dealers on a negotiated basis, through agents or directly to a limited number of purchasers or to a single purchaser. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. Please see the “Plan of Distribution” section of this prospectus.

Investing in our securities involves risks that are described in the “Risk Factors” section of this prospectus as well as in our annual, quarterly, and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus.

Our common stock trades on the New York Stock Exchange under the symbol “SR.”

Our address is 700 Market Street, St. Louis, Missouri 63101 and our telephone number is 314-342-0500.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 9, 2022

This prospectus, any prospectus supplement and any free writing prospectus we authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not authorized anyone to provide you with any information other than information incorporated by reference or provided in this prospectus, any prospectus supplement and any free writing prospectus. We can take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than the date on the front of the applicable document. Our business, financial condition, result of operations, and prospects may have changed since those dates.

The distribution of this prospectus may be restricted by law in certain jurisdictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

The terms “we,” “our,” “us” and “Spire” refer to Spire Inc. and its subsidiaries unless the context suggests otherwise. The term “you” refers to a prospective investor.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer and sell, from time to time, any combination of securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. The registration statement we filed with the SEC of which this prospectus is a part includes or incorporates by reference exhibits that provide more detail on descriptions of matters discussed in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should read and carefully consider the risk factors described in our annual, quarterly and current reports filed with the SEC, which are incorporated by reference into this prospectus, as well as other information we include or incorporate by reference in this prospectus before making an investment decision. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular types of securities we are offering under that prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, and other information with the SEC. These SEC filings are available on the Internet at the SEC’s web site at “http://www.sec.gov” or on our own website at “http://www.spireenergy.com.” Information contained on our website does not constitute part of this prospectus.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means we can disclose important information by referring you to those documents. The information we incorporate by reference is an important part of this prospectus or any prospectus supplement relating to an offering of our securities and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15 of the Exchange Act from the time we file the registration statement of which this prospectus is a part until the termination of all offerings under such registration statement. These documents contain important information about us and our finances. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

SEC Filings (File No.1-16681)	Period/Date
Annual Report on Form 10-K	Year ended September 30, 2021
Quarterly Reports on Form 10-Q	Quarters ended December 31, 2021 and March 31, 2022
Current Reports on Form 8-K	November 12, 2021, November 19, 2021, December 6, 2021 and December 7, 2021
Current Report on Form 8-K/A	January 27, 2022

You may request a copy of these filings at no cost by writing or telephoning us at the following address:

Spire Inc.

Attn: Investor Relations

700 Market Street, 6th Floor

St. Louis, Missouri 63101

(314) 342-0878

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this prospectus and the information incorporated by reference herein, excluding historical information, include forward-looking statements. Certain words, such as “may,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek,” “target” and similar words and expressions identify forward-looking statements that involve uncertainties and risks. Future developments may not be in accordance with our current expectations or beliefs and the effect of future developments may not be those anticipated. Among the factors that may cause results or outcomes to differ materially from those contemplated in any forward-looking statement are:

•	Weather conditions and catastrophic events, particularly severe weather in U.S. natural gas producing areas;

•	Impacts related to the COVID-19 pandemic and uncertainties as to their continuing duration and severity;

•

Volatility in gas prices, particularly sudden and sustained changes in natural gas prices, including the related impact on margin deposits associated with the use of natural gas derivative instruments, and the impact on our competitive position in relation to suppliers of alternative heating sources, such as electricity;

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Changes in gas supply and pipeline availability, including as a result of decisions by natural gas producers to reduce production or shut in producing natural gas wells and expiration or termination of existing supply and transportation arrangements that are not replaced with contracts with similar terms and pricing (including as a result of a failure of the Spire STL Pipeline to secure permanent authorization from the FERC), as well as other changes that impact supply for and access to the markets in which our subsidiaries transact business;

•	Acquisitions may not achieve their intended results;

•	Legislative, regulatory and judicial mandates and decisions, some of which may be retroactive, including those affecting:

•	allowed rates of return and recovery of prudent costs,

•	incentive regulation,

•	industry structure,

•	purchased gas adjustment provisions,

•	rate design structure and implementation,

•	capital structures established for rate-setting purposes,

•	regulatory assets,

•	non-regulated and affiliate transactions,

•	franchise renewals,

•	authorization to operate facilities,

•	environmental or safety matters, including the potential impact of legislative and regulatory actions related to climate change and pipeline safety and security,

•	taxes,

•	pension and other postretirement benefit liabilities and funding obligations, or

•	accounting standards;

•	The results of litigation;

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The availability of and access to, in general, funds to meet our debt obligations prior to or when they become due and to fund our operations and necessary capital expenditures, either through (i) cash on hand, (ii) operating cash flow, or (iii) access to the capital markets;

•	Retention of, ability to attract, ability to collect from, and conservation efforts of, customers;

•	Our ability to comply with all covenants in our indentures and credit facilities, any violations of which, if not cured in a timely manner, could trigger a default of our obligation;

•	Energy commodity market conditions;

•	Discovery of material weakness in internal controls;

•	The disruption, failure or malfunction of our operational and information technology systems, including due to cyberattacks; and

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Employee workforce issues, including but not limited to labor disputes, the inability to attract and retain key talent, and future wage and employee benefit costs, including costs resulting from changes in discount rates and returns on benefit plan assets.

You are urged to consider the risks, uncertainties and other factors that could affect our business as described in this prospectus and the information incorporated by reference herein. All forward-looking statements made or incorporated by reference in this prospectus rely upon the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. We do not, by including this statement, assume any obligation to review or revise any particular forward-looking statement in light of future events.

SPIRE

Spire, with its principal office in St. Louis, Missouri, is a public utility holding company whose primary business is the safe and reliable delivery of natural gas service to more than 1.7 million residential, commercial and industrial customers across Missouri, Alabama and Mississippi. We have two key business segments: Gas Utility and Gas Marketing. The Gas Utility segment consists of our natural gas utilities: Spire Missouri Inc. (serving eastern and western Missouri, including the St. Louis and Kansas City regions), Spire Alabama Inc. (serving central and northern Alabama, including Birmingham and Montgomery), Spire Gulf Inc. (serving southwestern Alabama, including Mobile) and Spire Mississippi Inc. (serving south-central Mississippi, including Hattiesburg). Our natural gas-related businesses include the following entities: Spire Marketing Inc. (“Marketing”), Spire STL Pipeline LLC (“Pipeline”) and Spire Storage West LLC (“Storage”). Marketing provides natural gas marketing services across the United States. Pipeline owns and operates a 65-mile FERC-regulated pipeline connecting the Rockies Express Pipeline in Scott County, Illinois, to delivery points in St. Louis County, Missouri, including Spire Missouri Inc.’s storage facility. Storage provides physical natural gas storage services and is strategically located near the Opal hub and interconnects with five interstate pipelines serving a wide range of natural gas markets throughout the Rockies and western United States.

Our principal offices are located at 700 Market Street, St. Louis, Missouri, 63101 and our telephone number is 314-342-0500.

USE OF PROCEEDS

Unless we state otherwise in any applicable prospectus supplement, we intend to use the net proceeds from any sale of the offered securities for general corporate purposes, including for working capital, repaying indebtedness, and funding capital projects.

We may set forth additional information on the use of net proceeds from a particular offering of securities in the prospectus supplement relating to that offering.

DESCRIPTION OF DEBT SECURITIES

General

The description below contains summaries of selected provisions of the indentures, including supplemental indentures, under which the unsecured debt securities will be issued. These summaries are not complete. The indentures and the form of the supplemental indentures applicable to the debt securities are exhibits to the registration statement of which this prospectus is a part. You should read them for provisions that may be important to you.

We are not required to issue future issues of indebtedness under the indentures described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness not under the registration statement of which this prospectus is a part.

The debt securities will be represented either by global senior debt securities registered in the name of a securities depositary, or by securities in certificated form issued to the registered owners, as set forth in the applicable prospectus supplement.

Unless otherwise provided, we may reopen a series without the consent of the holders of the debt securities of that series for issuance of additional debt securities of that series. Unless otherwise described in the applicable prospectus supplement, neither indenture described above limits or will limit the aggregate amount of debt, including secured debt, we or our subsidiaries may incur.

The following briefly summarizes the material provisions of the indentures and the debt securities. You should read the more detailed provisions of the applicable indenture, including the defined terms, for provisions that may be important to you. The indentures have been filed as exhibits to the registration statement of which this prospectus is a part. Copies of the indentures may also be obtained from us or the applicable trustee.

The applicable prospectus supplement relating to any series of debt securities will describe the following terms, where applicable:

•	the title of the debt securities;

•	whether the debt securities will be senior or subordinated debt;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates or the method of determining the maturity date or dates;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	the location where payments on the debt securities will be made;

•	the terms and conditions on which the debt securities may be redeemed at our option;

•	any of our obligations to redeem, purchase or repay the debt securities at the option of a holder upon the happening of any event and the terms and conditions of redemption, purchase or repayment;

•	any provisions for the discharge of our obligations relating to the debt securities by deposit of funds or United States government obligations;

•	whether the debt securities are to trade in book-entry form and the terms and any conditions for exchanging the global security in whole or in part for paper certificates;

•	any material provisions of the applicable indenture described in this prospectus that do not apply to the debt securities;

•	any additional events of default; and

•	any other specific terms of the debt securities.

Federal income tax consequences and other special considerations applicable to any debt securities issued by us at a discount may be described in the applicable prospectus supplement.

Book-Entry Securities. We may issue some or all of the debt securities as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

Registration, Transfer and Exchange. Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will initially be issued in the form of one or more global securities, in registered form, without coupons, as described above under “Book-Entry Securities.” Except in the circumstances described in the applicable prospectus supplement, owners of beneficial interests in a global security will not be entitled to have debt securities registered in their names, will not receive or be entitled to receive physical delivery of any debt securities and will not be considered the registered holders thereof under the debt indenture.

Debt securities of any series will be exchangeable for other debt securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be presented for exchange or registration of transfer, duly endorsed or accompanied by a duly executed instrument of transfer, at the office of any security registrar we may designate for that purpose, without service charge but upon payment of any taxes and other governmental charges as described in the applicable indenture.

Unless otherwise indicated in the applicable prospectus supplement, the security registrar will be the trustee under the applicable indenture. We may at any time designate additional security registrars or rescind the designation of any security registrar or approve a change in the office through which any security registrar acts, except that we will be required to maintain a security registrar in each place of payment for the debt securities of each series.

Payment and Paying Agents. Principal of and interest and premium, if any, on debt securities issued in the form of global securities will be paid in the manner described in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the principal of and any premium and interest on debt securities of a particular series in the form of certificated securities will be payable at the office of the trustee or at the authorized office of any paying agent or paying agents upon presentation and surrender of such debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All monies we pay to a trustee or a paying agent for the payment of the principal of, and premium or interest, if any, on, any debt security that remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will be repaid to us. The holder of such debt security thereafter may look only to us for payment thereof, subject to the laws of unclaimed property.

Redemption. Any terms for the optional or mandatory redemption of the debt securities will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, debt securities will be redeemable by us only upon notice not less than 30 (or, in the case of junior subordinated debt securities, 20) nor more than 60 days prior to the date fixed for redemption, and, if less than all the debt securities of a series are to be redeemed, the particular debt securities to be redeemed will be selected by the method provided for that particular series, or in the absence of any such provision, by the trustee in the manner it deems fair and appropriate and, in the case of debt securities issued in the form of global securities, in accordance with the depositary’s applicable procedures.

Any notice of redemption at our option may state that redemption will be conditional upon receipt by the trustee or the paying agent or agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on, the debt securities and that if that money has not been so received, the notice will be of no force and effect and we will not be required to redeem the debt securities.

Annual Notice to Trustee. We will provide to each trustee an annual statement by an appropriate officer as to our compliance with all conditions and covenants under the applicable indenture.

Notices. Notices to holders of debt securities will be given by mail to the addresses of the holders as they may appear in the security register for the applicable debt securities.

Title. We, the trustee, and any agents of us or the trustee, may treat the person in whose name debt securities are registered as the absolute owner of those debt securities, whether or not those debt securities may be overdue, for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

Governing Law. Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees. Regions Bank is the trustee under the senior debt indenture. U.S. Bank Trust Company, National Association is the trustee under the subordinated debt indenture. These banks have provided to us and our affiliates, and may provide from time to time in the future, certain commercial banking and other services in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In particular, these banks or their affiliates are lenders under our and our affiliates’ credit facilities.

A trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in principal amount of all series of debt securities then outstanding delivered to the trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee.

Each indenture provides that our obligations to compensate the trustee and reimburse the trustee for expenses, disbursements and advances will be secured by a lien prior to that of the applicable senior debt securities upon the property and funds held or collected by the trustee as such, except funds held in trust for the payment of principal of, or interest, if any, on, such securities.

Consolidation, Merger or Sale of Assets. Each indenture provides that we will not consolidate with or merge into, or sell, lease or convey our property as an entirety or substantially as an entirety to any other person unless the successor corporation assumes our obligations under the debt securities and the indentures and is organized and existing under the laws of the United States, any state thereof or the District of Columbia.

Senior Debt Securities

General. The senior debt securities will be unsecured and, except as set forth under “—Senior Debt Securities Issued as Part of Equity Units” below, issued under the senior debt indenture between us and Regions

Bank and, unless otherwise specified in the applicable prospectus supplement, will rank equally with our other unsecured and senior indebtedness. The senior debt indenture does not limit the aggregate principal amount of senior debt securities that may be issued under the senior debt indenture. The following summaries of some important provisions of the senior debt indenture (including its supplements) are not complete and are subject to, and qualified in their entirety by, all of the provisions of the senior debt indenture, which is an exhibit to the registration statement of which this prospectus is a part. At March 31, 2022, we had outstanding $830.0 million principal amount of senior notes issued as senior debt securities under the senior debt indenture.

Ranking. The senior debt securities will be our direct unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated debt.

We are a holding company that derives substantially all of our income from our operating subsidiaries and primarily from our utility subsidiaries. As a result, our cash flows and consequent ability to service our debt, including the senior debt securities, are dependent upon the earnings of our subsidiaries and distribution of those earnings to us and other payments or distributions of funds by our subsidiaries to us, including payments of principal and interest under intercompany indebtedness. Our operating subsidiaries are separate and distinct legal entities and will have no obligation, contingent or otherwise, to pay any dividends or make any other distributions (except for payments required under the terms of intercompany indebtedness) to us or to otherwise pay amounts due with respect to the senior debt securities or to make specific funds available for such payments. Various financing arrangements, charter provisions and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances. Furthermore, except to the extent we have a priority or equal claim against our subsidiaries as a creditor, the senior debt securities will be effectively subordinated to debt and preferred stock at the subsidiary level because, as the direct or indirect common shareholder of our subsidiaries, we will be subject to the prior claims of creditors and holders of preferred stock of our subsidiaries.

Events of Default. Each of the following will constitute an event of default under the senior debt indenture with respect to senior debt securities of any series:

•	failure to pay principal of or premium, if any, on any senior debt security of that series, as the case may be, within three business days after maturity;

•	failure to pay interest on the senior debt securities of such series within 60 days after the same becomes due and payable;

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failure to perform or breach of any of our other covenants or warranties in the senior debt indenture (other than a covenant or warranty solely for the benefit of one or more series of senior debt securities other than that series) for 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 33% in aggregate principal amount of the outstanding senior debt securities of that series;

•	certain events of bankruptcy, insolvency, reorganization, assignment or receivership; or

•	any other event of default specified in the applicable prospectus supplement with respect to senior debt securities of a particular series.

No event of default with respect to the senior debt securities of a particular series necessarily constitutes an event of default with respect to the senior debt securities of any other series issued under the senior debt indenture.

If an event of default with respect to any series of senior debt securities occurs and is continuing, then either the trustee for such series or the holders of at least 33% in aggregate principal amount of the outstanding senior debt securities of that series, by notice in writing, may declare the principal amount of and interest on all of the senior debt securities of that series to be due and payable immediately. However, if the event of default applies to more than one series of senior debt securities under the senior debt indenture, the trustee for that series or the holders of at least 33% in aggregate principal amount of the outstanding senior debt securities of all those series, considered as one class, and not the holders of the senior debt securities of any one of such series, may make such declaration of acceleration.

At any time after an acceleration with respect to the senior debt securities of any series has been declared, but before a judgment or decree for the payment of the money due has been obtained, the event or events of default giving rise to such acceleration will be considered waived, and the acceleration will be considered rescinded and annulled, if

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we pay or deposit with the trustee for such series a sum sufficient to pay all matured installments of interest on all senior debt securities of that series, the principal of and premium, if any, on the senior debt securities of that series that have become due otherwise than by acceleration and interest, if any, thereon at the rate or rates specified in such senior debt securities, interest, if any, upon overdue installments of interest at the rate or rates specified in such senior debt securities, to the extent that payment of such interest is lawful, and all amounts due to the trustee for that series under the senior debt indenture; or

•	any other event or events of default with respect to the senior debt securities of such series have been cured or waived as provided in the senior debt indenture.

However, no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or impair any related right.

There is no automatic acceleration, even in the event of our bankruptcy, insolvency or reorganization.

Other than its duties in case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the senior debt indenture at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity. If they provide a reasonable indemnity, the holders of a majority in principal amount of any series of senior debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee. However, if the event of default relates to more than one series, only the holders of a majority in aggregate principal amount of all affected series will have the right to give this direction. The trustee is not obligated to comply with directions that conflict with law or other provisions of the senior debt indenture.

No holder of senior debt securities of any series will have any right to institute any proceeding under the senior debt indenture, or to exercise any remedy under the senior debt indenture, unless:

•	the holder has previously given to the trustee written notice of a continuing event of default;

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the holders of a majority in aggregate principal amount of the outstanding senior debt securities of all series in respect of which an event of default shall have occurred and be continuing have made a written request to the trustee and have offered reasonable indemnity to the trustee to institute proceedings; and

•	the trustee has failed to institute any proceeding for 60 days after notice and has not received any direction inconsistent with the written request of holders during that period.

However, the limitations discussed above do not apply to a suit by a holder of a debt security for payment of the principal of, or premium, if any, or interest, if any, on, a senior debt security on or after the applicable due date.

Modification and Waiver. We and the trustee may enter into one or more supplemental indentures without the consent of any holder of senior debt securities for any of the following purposes:

•	to evidence the assumption by any permitted successor of our covenants in the senior debt indenture and in the senior debt securities;

•	to add additional covenants or to surrender any of our rights or powers under the senior debt indenture;

•	to add additional events of default;

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to change, eliminate, or add any provision to the senior debt indenture; provided, however, if the change, elimination, or addition will adversely affect the interests of the holders of senior debt securities of any series in any material respect, such change, elimination, or addition will become effective only:

•	when the consent of the holders of senior debt securities of such series has been obtained in accordance with the senior debt indenture; or

•	when no debt securities of the affected series remain outstanding under the senior debt indenture;

•	to provide collateral security for all but not part of the senior debt securities;

•	to establish the form or terms of senior debt securities of any other series as permitted by the senior debt indenture;

•	to provide for the authentication and delivery of bearer securities and coupons attached thereto;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to provide for the procedures required for use of a noncertificated system of registration for the senior debt securities of all or any series;

•	to change any place where principal, premium, if any, and interest shall be payable, debt securities may be surrendered for registration of transfer or exchange and notices to us may be served; or

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to cure any ambiguity or inconsistency or to make any other provisions with respect to matters and questions arising under the senior debt indenture; provided that such action shall not adversely affect the interests of the holders of senior debt securities of any series in any material respect.

The holders of a majority in aggregate principal amount of the senior debt securities of all series then outstanding may waive our compliance with certain restrictive provisions of the senior debt indenture. The holders of a majority in principal amount of the outstanding senior debt securities of any series may waive any past default under the senior debt indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest and certain covenants and provisions of the senior debt indenture that cannot be modified or be amended without the consent of the holder of each outstanding senior debt security of the series affected.

If the Trust Indenture Act of 1939 is amended after the date of the senior debt indenture in such a way as to require changes to the senior debt indenture, the senior debt indenture will be deemed to be amended so as to conform to the amendment of the Trust Indenture Act of 1939. We and the trustee may, without the consent of any holders, enter into one or more supplemental indentures to evidence such an amendment.

The consent of the holders of a majority in aggregate principal amount of the senior debt securities of all series then outstanding is required for all other modifications to the senior debt indenture. However, if less than all of the series of senior debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of all series that are directly affected will be required. No such amendment or modification may:

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change the stated maturity of the principal of, or any installment of principal of or interest on, any senior debt security, or reduce the principal amount of any senior debt security or its rate of interest or change the method of calculating such interest rate or reduce any premium payable upon redemption, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any senior debt security, without the consent of the holder;

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reduce the percentage in principal amount of the outstanding senior debt securities of any series whose consent is required for any supplemental indenture or any waiver of compliance with a provision of the senior debt indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the series; or

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modify certain of the provisions of the senior debt indenture relating to supplemental indentures, waivers of certain covenants and waiver of past defaults with respect to the senior debt securities of any series, without the consent of the holder of each outstanding senior debt security affected thereby.

A supplemental indenture that changes the senior debt indenture solely for the benefit of one or more particular series of senior debt securities, or modifies the rights of the holders of senior debt securities of one or more series, will not affect the rights under the senior debt indenture of the holders of the senior debt securities of any other series.

The senior debt indenture provides that senior debt securities owned by us, any of our affiliates or anyone else required to make payment on the senior debt securities shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.

We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other act of the holders, but we shall have no obligation to do so. If a record date is fixed for that purpose, the request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding senior debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding senior debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder shall bind every future holder of the same senior debt securities and the holder of every senior debt security issued upon the registration of transfer of or in exchange for those senior debt securities. A transferee will be bound by acts of the trustee or us taken in reliance upon an act of holders whether or not notation of that action is made upon that senior debt security.

Satisfaction and Discharge. We will be discharged from our obligations on the senior debt securities of a particular series, or any portion of the principal amount of the senior debt securities of such series, if we irrevocably deposit with the trustee sufficient cash or government securities to pay the principal, or portion of principal, interest, any premium and any other sums when due on the senior debt securities of such series at their maturity, stated maturity date, or redemption.

The indenture will be deemed satisfied and discharged when no senior debt securities remain outstanding and when we have paid all other sums payable by us under the senior debt indenture.

Senior Debt Securities Issued as Part of Equity Units. Notwithstanding the foregoing, senior debt securities issued as part of equity units will be issued under the senior debt indenture between us and U.S. Bank Trust Company, National Association, which is an exhibit to the registration statement of which this prospectus is a part. The terms of the indenture and such senior debt securities will be more fully described in the applicable prospectus supplement. At March 31, 2022, we had outstanding $175.0 million principal amount of senior notes issued as senior debt securities and part of equity units under this senior debt indenture.

Junior Subordinated Debt Securities

General. The junior subordinated debt securities will be unsecured and issued under the junior subordinated debt indenture between us and U.S. Bank Trust Company, National Association and, unless otherwise specified in the applicable prospectus supplement, will rank equally with our other unsecured and subordinated indebtedness. The junior subordinated debt indenture does not limit the aggregate principal amount of junior subordinated debt securities that may be issued under the junior subordinated debt indenture. The following summaries of some important provisions of the junior subordinated debt indenture (including its supplements) are not complete and are subject to, and qualified in their entirety by, all of the provisions of the junior subordinated debt indenture, which is an exhibit to the registration statement of which this prospectus is a part. At March 31, 2022, we had no junior subordinated debt securities outstanding.

Subordination. Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will rank subordinated and junior in right of payment, to the extent set forth in the junior subordinated indenture, to all of our “priority indebtedness.”

“Priority Indebtedness” means the principal, premium, interest and any other payment in respect of any of the following:

•	all of our current and future indebtedness for borrowed or purchase money whether or not evidenced by notes, debentures, bonds or other similar written instruments;

•	our obligations under synthetic leases, finance leases and capitalized leases;

•	our obligations for reimbursement under letters of credit, surety bonds, banker’s acceptances, security purchase facilities or similar facilities issued for our account;

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any of our other indebtedness or obligations with respect to derivative contracts, including commodity contracts, interest rate, commodity and currency swap agreements, forward contracts and other similar agreements or arrangements; and

•	all indebtedness of others of the kinds described in the preceding categories which we have assumed, endorsed or guaranteed or with respect to which we have a similar contingent obligation.

However, “Priority Indebtedness” will not include trade accounts payable, accrued liabilities arising in the ordinary course of business, indebtedness to our subsidiaries, and any other indebtedness that effectively by its terms, or expressly provides that it, ranks on parity with, or junior to, the junior subordinated debt securities.

If we default in the payment of principal of or interest on any priority indebtedness when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the junior subordinated debt securities issued under the junior subordinated debt indenture. If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, our creditors or our property, then all priority indebtedness must be paid in full before any payment may be made to any holders of junior subordinated debt securities. Holders of junior subordinated debt securities must return and deliver any payments received by them directly to the holders of priority indebtedness until all priority indebtedness is paid in full.

The junior subordinated debt indenture does not limit the total amount of priority indebtedness that may be issued.

Events of Default. The junior subordinated debt indenture provides that events of default regarding any series of junior subordinated debt securities include the following events that shall have occurred and be continuing:

•	failure to pay required interest on the series of junior subordinated debt securities for 30 days;

•	failure to pay when due principal on the series of junior subordinated debt securities;

•	failure to perform, for 90 days after notice, any other covenant in the junior subordinated indenture applicable to the series of junior subordinated debt securities; and

•	certain events of bankruptcy or insolvency, whether voluntary or not.

If an event of default regarding junior subordinated debt securities of any series should occur and be continuing, either the junior subordinated debt securities trustee or the holders of at least 25% in total principal amount of outstanding junior subordinated debt securities of a series may declare each junior subordinated debt security of that series immediately due and payable.

Holders of a majority in total principal amount of the outstanding junior subordinated debt securities of any series will be entitled to control certain actions of the junior subordinated debt securities trustee and to waive past defaults regarding that series. The trustee generally will not be required to take any action requested, ordered or directed by any of the holders of junior subordinated debt securities, unless one or more of those holders shall have offered to the trustee reasonable security or indemnity.

Before any holder of any series of junior subordinated debt securities may institute action for any remedy, except payment on that holder’s junior subordinated debt securities when due, the holders of not less than a majority in principal amount of the junior subordinated debt securities of that series outstanding must request the junior subordinated debt securities trustee to take action. Holders must also offer and give the junior subordinated debt securities trustee satisfactory security and indemnity against liabilities incurred by the trustee for taking that action.

We are required to annually furnish the junior subordinated debt securities trustee a statement as to our compliance with all conditions and covenants under the junior subordinated debt indenture. The junior subordinated debt securities trustee is required, within 90 days after the occurrence of a default with respect to a series of junior subordinated debt securities, to give notice of all defaults affecting that series of junior subordinated debt securities to each holder of such series. However, the junior subordinated debt indenture provides that the junior subordinated debt securities trustee may withhold notice to the holders of the junior subordinated debt securities of any series of any default affecting such series, except payment of principal and interest on holders’ junior subordinated debt securities when due, if we, in some cases with the trustee’s input, consider withholding notice to be in the interests of the holders of the junior subordinated debt securities of that series.

Modification and Waiver. The junior subordinated debt indenture permits us and the junior subordinated debt securities trustee to enter into supplemental indentures without the consent of the holders of the junior subordinated debt securities to:

•	establish the form and terms of any series of securities under the junior subordinated debt indenture;

•	secure the notes or debentures with property or assets;

•	evidence the succession of another corporation to us, and the assumption by the successor corporation of our obligations, covenants and agreements under the subordinated indenture;

•	add covenants from us for the benefit of the holders of the junior subordinated debt securities;

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add or change any of the provisions of the junior subordinated debt indenture to permit or facilitate the issuance of junior subordinated debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

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change or eliminate any provisions of the junior subordinated debt indenture; provided, however, that any such change or elimination shall become effective only when there are no junior subordinated debt securities of any series outstanding created prior to the execution of such supplemental indenture which are entitled to the benefit of such provision;

•	qualify, or maintain the qualification of, the junior subordinated debt indenture under the Trust Indenture Act of 1939, as amended;

•

cure any ambiguity or correct or supplement any provision in the junior subordinated debt indenture or any supplement to the junior subordinated debt indenture, provided that the action does not adversely affect the interests of the holders of the junior subordinated debt securities in any material respect; and

•	evidence and provide for the acceptance of a successor trustee.

The junior subordinated debt indenture also permits us and the junior subordinated debt securities trustee, with the consent of the holders of a majority in total principal amount of the junior subordinated debt securities of all series then outstanding and affected (voting as one class), to change in any manner the provisions of the junior subordinated debt indenture or modify in any manner the rights of the holders of the junior subordinated debt securities of each such affected series. We and the trustee may not, without the consent of the holder of each of the junior subordinated debt securities affected, enter into any supplemental indenture to:

•	change the time of payment of the principal;

•	reduce the principal amount of the junior subordinated debt securities;

•	reduce the rate or extend the time of payment of interest on the junior subordinated debt securities;

•	reduce any amount payable upon redemption of the subordinated debt securities;

•	modify the provisions with respect to the subordination of outstanding junior subordinated debt securities of any series in a manner adverse to the holders thereof; or

•	impair the right to institute suit for the enforcement of any payment on any junior subordinated debt securities when due.

In addition, no modification may reduce the percentage in principal amount of the junior subordinated debt securities of the affected series, the consent of whose holders is required for that modification or for any waiver provided for in the junior subordinated debt indenture.

Before the acceleration of the maturity of any junior subordinated debt securities, the holders, voting as one class, of a majority in total principal amount of the junior subordinated debt securities with respect to which a default or event of default has occurred and is continuing, may, on behalf of the holders of all such affected junior subordinated debt securities, waive any past default or event of default and its consequences, except a default or event of default in the payment of the principal or interest or in respect of a covenant or provision of the applicable indenture or of any junior subordinated debt securities that cannot be modified or amended without the consent of the holder of each of the junior subordinated debt securities affected.

Satisfaction and Discharge. The junior subordinated debt indenture provides that, at our option, we will be discharged from all obligations in respect of the junior subordinated debt securities of a particular series then outstanding (except for certain obligations to register the transfer of or exchange the junior subordinated debt securities of that series, to replace stolen, lost or mutilated junior subordinated debt securities of that series, and to maintain paying agencies) if all of the securities of such series have become due and payable, or are to become due and payable within one year, and we, in each case, irrevocably deposit in trust with the relevant trustee money and/or securities backed by the full faith and credit of the United States that through the payment of the principal thereof and the interest thereon in accordance with their terms, will provide money in an amount sufficient to pay all the principal and interest on the junior subordinated debt securities of that series on the stated maturities of the junior subordinated debt securities in accordance with the terms thereof.

DESCRIPTION OF CAPITAL STOCK

General

The following descriptions of our preferred and common stock and the relevant provisions of our articles of incorporation and bylaws are summaries. These summaries are qualified by reference to (1) our articles of incorporation and bylaws that have been previously filed with the SEC and are exhibits to the registration statement of which this prospectus is a part and (2) the applicable provisions of The General and Business Corporation Law of Missouri.

Under our articles of incorporation, we are authorized to issue up to 75,000,000 shares of capital stock, consisting of 70,000,000 shares of common stock, $1.00 par value per share, and 5,000,000 shares of preferred stock, $25.00 par value per share. Our Board of Directors (the “Board”) has designated 10,000 shares of the preferred stock as 5.90% Series A Cumulative Redeemable Perpetual Preferred Stock (“Series A Preferred Stock”). At May 1, 2022, we had outstanding 52,121,977 shares of common stock and 10,000 shares of Series A Preferred Stock. The shares of Series A Preferred Stock are represented by 10,000,000 depositary shares, each representing a 1/1,000th interest in a share of our Series A Preferred Stock.

Because we are a holding company and conduct all of our operations through our subsidiaries, our cash flow and ability to pay dividends will be dependent on the earnings and cash flows of our subsidiaries and the distribution or other payment of those earnings to us in the form of dividends, or in the form of loans to or repayments of loans from us. Some of our subsidiaries may have restrictions on their ability to pay dividends including covenants under their borrowing arrangements and mortgage indentures, and possibly also restrictions imposed by their regulators. Currently, the Mortgage and Deed of Trust of Spire Missouri Inc., under which it issues its first mortgage bonds, contains a covenant that restricts its ability to pay dividends to us as its sole common stock shareholder. Under that covenant, as of May 1, 2022, $1,580 million was available to pay dividends. Further, the right of common shareholders to receive dividends may be subject to our prior payment of dividends on any outstanding shares of preferred stock.

Description of Preferred Stock

General. Our articles of incorporation authorize the Board to approve the issuance from time to time of up to 5,000,000 shares of preferred stock, $25.00 par value per share, in one or more series, without shareholder action. The Board can determine the rights, preferences and limitations of each series. Before issuing a series of preferred stock, the Board will adopt resolutions creating and designating the series as a series of preferred stock. The Board and has the authority to determine or fix the following terms with respect to shares of any series of preferred stock:

•	the dividend rate, the dates of payment, and the date from which dividends will accumulate, if dividends are to be cumulative;

•	whether and upon what terms the shares will be redeemable;

•	whether and upon what terms the shares will have a sinking fund;

•	whether and upon what terms the shares will be convertible or exchangeable;

•	whether the shares will have voting rights and the terms thereof;

•	any amounts payable to the holders upon liquidation or dissolution, if any;

•	whether interests in the preferred stock will be represented by depositary shares; and

•	any other preferences, qualifications, limitations, restrictions and special or relative rights.

These terms will be described in the prospectus supplement for any series of preferred stock that we offer. In addition, you should read the prospectus supplement relating to the particular series of preferred stock offered thereby for specific terms, including:

•	the title of the series of preferred stock and the number of shares offered;

•	the initial public offering price at which we will issue the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges and limitations and restrictions.

When we issue the preferred stock, the shares will be fully paid and non-assessable. This means that the full purchase price for the outstanding preferred stock will have been paid and the holder of the preferred stock will not be assessed any additional monies for the preferred stock. Unless the applicable prospectus supplement specifies otherwise:

•	each series of preferred stock will rank senior to our common stock and equally in all respects with the outstanding shares of each other series of preferred stock; and

•

holders of the preferred stock will have no preemptive rights to subscribe for any additional securities that we may issue in the future. This means that the holder of preferred stock will have no right, as holder of preferred stock, to buy any portion of preferred or common stock that we may issue in the future.

Description of Common Stock

Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol “SR.” Any additional common stock we issue will also be listed on the New York Stock Exchange.

Liquidation Rights. In the event of any dissolution, liquidation or winding up of our affairs voluntarily or involuntarily, the holders of our common stock will be entitled to receive the remainder, if any, of our assets after the payment of all our debts and liabilities and after the payment in full of any preferential amounts to which holders of any preferred stock may be entitled.

Voting Rights. Except as otherwise provided by law and subject to the voting rights of holders of our preferred stock that may be issued in the future, all voting power rests exclusively in the holders of shares of our common stock. Each holder of our common stock is entitled to one vote per share on all matters submitted to a vote at a meeting of shareholders, including the election of directors. The common stock votes together as a single class. The holders of our common stock are not entitled to cumulate votes for the election of directors. At annual and special meetings of shareholders, the holders of a majority of the outstanding shares of common stock, present in person or by proxy, constitute a quorum.

Dividends. Because we are a holding company and conduct all of our operations through our subsidiaries, our cash flow and ability to pay dividends will be dependent on the earnings and cash flows of our subsidiaries and the distribution or other payment of those earnings to us in the form of dividends, or in the form of loans to or repayments of loans from us. Some of our subsidiaries may have restrictions on their ability to pay dividends including covenants under their borrowing arrangements and mortgage indentures, and possibly also restrictions imposed by their regulators. Currently, the Mortgage and Deed of Trust of Spire Missouri Inc., under which it issues its first mortgage bonds, contains a covenant that restricts its ability to pay dividends to us as its sole common stock shareholder. Further, the right of common shareholders to receive dividends may be subject to our prior payment of dividends on any outstanding shares of preferred stock.

Miscellaneous. The holders of our common stock have no preemptive or preferential rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. The outstanding shares of our common stock are and the shares of common stock offered hereby will be, upon payment for them, fully paid and non-assessable. Our common stock does not contain any redemption provisions or conversion rights.

Transfer Agent and Registrar. Computershare Trust Company, N. A. acts as transfer agent and registrar for our common stock. Its address is P. O. Box 505000, Louisville, Kentucky 40233-5000. You can reach it at 1-800-884-4225.

Anti-takeover Effects of our Articles of Incorporation and Bylaws

It is not the intent of the Board to discourage legitimate offers to enhance shareholder value. Provisions of our articles of incorporation or bylaws, however, may have the effect of discouraging unilateral tender offers or other attempts to acquire our business. These provisions include the classification of our directors with three-year staggered terms, the requirement that director nominations by shareholders be made not less than 90 nor more than 120 days prior to the date of the shareholder meeting, and the ability of the Board, without further action of the holders of common stock, to issue one or more series of preferred stock from time to time, which may have terms more favorable than the common stock, including, among other things, preferential dividend, liquidation, voting and redemption rights. These provisions might discourage a potentially interested purchaser from attempting a unilateral takeover bid for us on terms that some shareholders might favor. If these provisions discourage potential takeover bids, they might limit the opportunity for our shareholders to sell their shares at a premium.

In addition, our articles of incorporation do not provide for cumulative voting in the election of directors. Cumulative voting permits shareholders to multiply their number of votes by the total number of directors being elected and to cast their total number of votes for one or more candidates in each shareholder’s discretion.

Our bylaws also include provisions setting forth specific conditions and restrictions under which business may be transacted at meetings of shareholders. For example, no business may be transacted at a meeting unless it is (a) specified in the notice of meeting, (b) otherwise brought before the meeting by or at the direction of the Board or a committee thereof or (c) brought before the meeting by a shareholder of record who provided notice and other specified information in writing to the corporate secretary not less than 90 nor more than 120 days prior to the meeting. These provisions may restrict the content of the issues to be discussed at a shareholders meeting.

In addition, the issuance of authorized but unissued shares of our common or preferred stock may have an anti-takeover effect. These shares might be issued by the Board without shareholder approval in transactions that might prevent or render more difficult or costly the completion of a takeover transaction by, for example, diluting voting or other rights of the proposed acquiror. In this regard, our articles of incorporation grant the Board broad powers to establish the rights and preferences of the authorized but unissued preferred stock, one or more series of which could be issued entitling holders to vote separately as a class on any proposed merger or consolidation, to convert the stock into shares of our common stock or possibly other securities, to demand redemption at a specified price under prescribed circumstances related to a change in control or to exercise other rights designed to impede a takeover.

Missouri Shareholder Protection Statutes

We are subject to Missouri corporate statutes that restrict the voting rights of a person who acquires 20% or more of our outstanding common stock as well as that person’s ability to enter into a business combination with us.

The control share acquisition statute provides that shares acquired that would cause the acquiring person’s aggregate voting power to meet or exceed any of three thresholds (20%, 33-1/3% or a majority) have no voting rights unless such voting rights are granted by a majority vote of the holders of the shares not owned by the acquiring person or any of our officers or directors or employee-directors. The statute sets out a procedure under which the acquiring person may call a special shareholders meeting for the purpose of considering whether voting rights should be conferred. Acquisitions as part of a merger or exchange offer arising out of an agreement to which we are a party are exempt from the statute.

The business combination statute restricts transactions between us and a beneficial owner of 20% or more of our voting stock. A business combination is defined in the statute as any of the following transactions with or proposed by an interested shareholder: merger, consolidation, disposition of assets, significant securities issuance, liquidation, dissolution, reclassification of securities, loan, advance, guarantee, pledge or tax credit. Generally, the statute prohibits for five years from the date one becomes an interested shareholder a business combination between us and the interested shareholder unless the business combination or the interested shareholder’s stock acquisition was approved by the Board on or before that date. An interested shareholder may enter into a business combination with us after the five-year period if it is approved by holders of a majority of the outstanding shares not owned by the interested shareholder or if it meets certain consideration requirements.

Application of the control share acquisition and business combination statutes are automatic unless we take steps to “opt out” of their application. We have not “opted out” of the statutes.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares representing fractional interests in shares of our preferred stock of any series. At May 1, 2022, we had 10,000,000 depositary shares outstanding, each representing a 1/1,000th interest in a share of our Series A Preferred Stock. The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.

In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of any shares of preferred stock related to the depositary shares, we will deposit such shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). The applicable prospectus supplement will describe the specific terms of the depositary shares offered thereby.

Book-Entry Securities

We may issue some or all of the depositary shares as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

General

We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specified number of shares of our preferred or common stock at a future date or dates. The price per share of stock and the number of shares of stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as part of units, often known as stock purchase units, consisting of a stock purchase contract and beneficial interests in:

•	senior debt securities or junior subordinated debt securities or preferred stock; or

•	debt obligations of third parties, including U.S. Treasury securities,

securing your obligations to purchase the stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the applicable prospectus supplement will not necessarily be complete and is subject to, and qualified in its entirety by, all of the provisions of the relevant purchase contract and pledge agreement, a form of which is an exhibit to the registration statement of which this prospectus is a part.

At May 1, 2022, we had 3.5 million equity units outstanding, which were initially issued in the form of “Corporate Units”, each consisting of (i) a stock purchase contract and (ii) a 1/20, or 5%, undivided beneficial ownership interest in one thousand dollars principal amount of our 2021 Series A 0.75% Remarketable Senior Notes due March 1, 2026, which were issued as senior debt securities.

Book-Entry Securities

We may issue some or all of the stock purchase contracts and stock purchase units as book-entry securities. Any such book-entry securities will be represented by one or more fully registered global certificates. We will register each global security with or on behalf of a securities depositary identified in the applicable prospectus supplement. Each global security will be deposited with the securities depositary or its nominee or a custodian for the securities depositary.

PLAN OF DISTRIBUTION

We may sell the offered securities through the solicitation of proposals of underwriters or dealers to purchase the offered securities, through underwriters or dealers on a negotiated basis, through agents or directly to a limited number of purchasers or to a single purchaser.

The prospectus supplement with respect to each offering of securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from their sale;

•	any underwriting discounts and commissions and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Underwriters

If underwriters are used in the sale, they will acquire the offered securities for their own account and may resell them on one or more occasions in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to such offering and, if an underwriting syndicate is used, the names of the managing underwriter or underwriters will be set forth on the cover of that prospectus supplement. Unless otherwise set forth in the prospectus supplement relating thereto, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the offered securities if any are purchased.

Dealers

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

Agents

The offered securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

Direct Sales

The offered securities may be sold directly by us to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the applicable prospectus supplement.

Indemnification

Agents, dealers and underwriters and the persons who control them may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which these agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Remarketing

The offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment under their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities they remarket. Remarketing firms may be entitled, under agreements that may be entered into with us, to indemnification or contribution by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions or perform services for us and our subsidiaries in the ordinary course of business.

No Assurance of Liquidity

The offered securities may or may not be listed on a national securities exchange. You should read the applicable prospectus supplement for a discussion of this matter. We cannot assure you there will be a market for any of the offered securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Mark C. Darrell, who serves as our Senior Vice President, Chief Legal and Compliance Officer, or Akin Gump Strauss Hauer & Feld, LLP New York, New York. Mr. Darrell is a salaried employee and earns stock-based compensation on our common stock. As of May 1, 2022, Mr. Darrell beneficially owned 54,751 shares of our common stock. Pursuant to various stock and employee benefit plans, Mr. Darrell is eligible to purchase and receive shares of our common stock and to receive options to purchase shares of our common stock. Certain other legal matters may be passed upon for any underwriters or agents by Bracewell LLP, New York, New York.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended September 30, 2021, and the effectiveness of Spire Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

Spire Inc.

Common Stock

Having an Aggregate Offering Price of Up to

$200,000,000

PROSPECTUS SUPPLEMENT

May 9, 2022

RBC Capital Markets	BofA Merrill Lynch
Morgan Stanley	TD Securities